UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to §240.14a-12

UMH Properties, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UMH PROPERTIES, INC.

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

June 11, 2020

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of UMH Properties, Inc., a Maryland corporation (the “Company”), will be held on Thursday, June 11, 2020, at 4:00 p.m., Eastern Time, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, to consider and vote on the following matters, each as more fully described in the accompanying proxy statement:

1. The election of three Class II directors, each to hold office until the Company’s annual meeting of shareholders in 2023 and until their respective successors are duly elected and qualified;

2. The ratification of the appointment of PKF O’Connor Davies, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

3. An advisory resolution to approve the compensation of the Company’s executive officers for the year ended December 31, 2019; and

4. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

We intend to hold our annual meeting in person, but are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state and local governments may impose regarding the COVID-19 outbreak. If the Board of Directors of the Company decides that it is not possible or advisable to hold our annual meeting in person, we will announce the alternative meeting arrangements as promptly as practical through a press release, Form 8-K filing and disclosure on our investor relations website. These alternate arrangements may include holding the meeting by means of a virtual-only meeting or adding a webcast component to our in-person meeting. You are encouraged to monitor our investor relations website at www.umh.reit for updated information about the annual meeting.

The Board of Directors of the Company has fixed the close of business on March 27, 2020, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

EVEN IF YOU PLAN TO BE PRESENT IN PERSON, YOU SHOULD AUTHORIZE A PROXY TO VOTE YOUR SHARES PRIOR TO THE MEETING USING THE METHODS DETAILED ON PAGE 9 OF THIS PROXY STATEMENT.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE.

BY ORDER OF THE BOARD OF DIRECTORS

CRAIG KOSTER
SECRETARY
April 17, 2020

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UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

PROXY STATEMENT

2020 ANNUAL MEETING OF SHAREHOLDERS

June 11, 2020

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UMH Properties, Inc., a Maryland corporation (the “Company”), of proxies to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Thursday, June 11, 2020, at 4:00 p.m., Eastern Time, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, and at any adjournments or postponements thereof, for the purposes listed in the preceding Notice of Annual Meeting of Shareholders (“Notice”). We intend to hold our annual meeting in person, but are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state and local governments may impose regarding the COVID-19 outbreak. If the Board of Directors of the Company decides that it is not possible or advisable to hold our annual meeting in person, we will announce the alternative meeting arrangements as promptly as practical through a press release, Form 8-K filing and disclosure on our investor relations website. These alternate arrangements may include holding the meeting by means of a virtual-only meeting or adding a webcast component to our in-person meeting. You are encouraged to monitor our investor relations website at www.umh.reit for updated information about the annual meeting.

This Proxy Statement and the accompanying Proxy Card are being distributed on or about April 17, 2020, to shareholders of record as of the close of business on March 27, 2020. Unless the context requires otherwise, references in this Proxy Statement to “UMH”, “we”, “our”, “us” and the “Company” refer to UMH Properties, Inc. and its consolidated subsidiaries. A copy of the Company’s 2019 Annual Report, including financial statements, is being mailed herewith, and is available on the Company’s website at www.umh.reit.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 11, 2020

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), you are able to obtain proxy materials via the Internet, instead of being mailed printed copies of those materials. This will expedite shareholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. Please visit the website www.proxyvote.com to view electronic versions of proxy materials and the Company’s 2019 Annual Report, and to request electronic delivery of future proxy materials. Have your Proxy Card or Notice of Internet Availability in hand when you access the website and follow the instructions. You will need your 12-digit Control Number which is located on your Proxy Card or Notice of Internet Availability. Shareholders also may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

UMH CONTACT INFORMATION

The mailing address of our principal executive office is Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, and our main telephone number is (732) 577- 9997. We maintain an Internet website at www.umh.reit. Information at or connected to our website is not incorporated by reference into this Proxy Statement and is not and should not be considered part of this Proxy Statement.

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Proxy Statement Summary

This summary highlights the proposals to be voted upon, as well as the financial performance, strategic growth and environmental, social and corporate governance information described in more detail elsewhere in this Proxy Statement.

Annual Meeting Proposals

Proposal		Recommendation of the Board

1.	Election of Directors	FOR each of the nominees

2.	Ratification of Independent Registered Public Accounting Firm	FOR

3.	Say-on-Pay:	FOR
Advisory Vote to Approve Executive Compensation

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Why am I receiving this Proxy Statement?

You are receiving these materials because you owned shares of our Company’s common stock (hereinafter sometimes referred to herein as “Common Shares”) as a “registered” shareholder or you held Common Shares in “street name” at the close of business on March 27, 2020, the record date for the Annual Meeting, and that entitles you to vote at our Annual Meeting to be held at 4:00 p.m., local time, on Thursday, June 11, 2020, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, or any postponements or adjournments of such meeting, for the purposes set forth in the Notice of 2020 Annual Meeting of Shareholders. This Proxy Statement contains information related to the solicitation of proxies for use at the Annual Meeting.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons’ out-of-pocket expenses.

We have also retained Okapi Partners LLC (“Okapi”), a proxy solicitation firm, to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, banks, broker-dealers, and other similar organizations representing beneficial owners of Common Shares for the Annual Meeting. We have agreed to pay Okapi a fee of approximately $13,500, plus out-of-pocket expenses. You may contact Okapi at (877)-629-6357.

What is the difference between a “registered” shareholder and a shareholder holding shares in “street name?”

If your Common Shares are registered directly in your name with American Stock Transfer & Trust Company, LLC (“AST”) our transfer agent, you are a “registered” shareholder. If you own Common Shares through a broker, bank, trust or other nominee rather than in your own name, you are the beneficial owner of the Common Shares, but considered to be holding the Common Shares in “street name.”

Who can attend the Annual Meeting?

All of our common shareholders of record as of the close of business on March 27, 2020, the record date for the Annual Meeting, or individuals holding their duly authorized proxies, may attend the Annual Meeting. You should be prepared to present photo identification for admittance. Appointing a proxy in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the close of business on March 27, 2020, the record date for the Annual Meeting, to gain admittance to the Annual Meeting.

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Who may vote?

You may vote if you owned shares of our common stock at the close of business on March 27, 2020, which is the record date for the Annual Meeting. You are entitled to cast one vote for as many individuals as there are directors to be elected at the Annual Meeting and to cast one vote on each other matter presented at the Annual Meeting for each share of common stock you owned as of the record date. Cumulative voting is not permitted in the election of directors.

What is a quorum for the Annual Meeting?

As of the close of business on March 27, 2020, we had 41,165,982 shares of common stock outstanding. In order to conduct a meeting, shareholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting must be present in person or by proxy. No business may be conducted at the Annual Meeting if a quorum is not present. If you submit a properly executed Proxy Card or authorize a proxy by telephone or via the Internet, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” results when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have discretionary authority to vote on a matter.

What am I voting on?

At the Annual Meeting, you may consider and vote on:

●	The election of three Class II directors, each to serve until the 2023 annual meeting of shareholders and until their respective successors are duly elected and qualified;

●	The ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

●	An advisory resolution to approve the compensation of the Company’s executive officers for the year ended December 31, 2019; and

●	Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We are not aware of any other business, other than procedural matters relating to the Annual Meeting or the proposals listed above, that may properly be brought before the Annual Meeting. Once the business of the Annual Meeting is concluded, members of management will respond to questions raised by shareholders, as time permits.

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What are the Board’s recommendations?

The Board recommends a vote:

FOR the election of each nominee named in this Proxy Statement for election as a Class II director (Proposal No. 1);

FOR the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal No. 2); and

FOR the approval of the Say-on-Pay proposal (Proposal No. 3).

Unless you give other instructions on your Proxy Card, the persons named as proxy holders on the Proxy Card will vote in accordance with the recommendations of the Board.

How many votes are needed to approve each of the proposals assuming that a quorum is present at the Annual Meeting?

Proposal 1: Election of Directors: The election of a director nominee must be approved by a plurality of the votes cast in the election of directors.

Proposal 2: Approval of the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2020 requires the affirmative vote of a majority of the votes cast on the proposal.

Proposal 3: Approval of the Say-on-Pay proposal requires the affirmative vote of a majority of the votes cast on the proposal.

If you are a shareholder of record as of the record date for the Annual Meeting and you authorize a proxy (whether by Internet, telephone or mail) without specifying voting instructions on any matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter and in their discretion on any other matter that may properly come before the Annual Meeting.

If you are a shareholder of record as of the record date for the Annual Meeting and you fail to authorize a proxy or attend the meeting and vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.

If you hold your shares through a broker, bank or other nominee, under the rules of the New York Stock Exchange (“NYSE”), your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. As noted above, this is referred to as a broker “non-vote.” A broker non-vote is not considered a vote cast on a proposal and broker non-votes will have no effect on the vote on any of the matters to be considered at the Annual Meeting. If you hold your shares in a brokerage account, then, under NYSE rules and Maryland law, your broker is entitled to vote your shares on Proposal No. 2 (Ratification of Independent Registered Public Accounting Firm) if no instructions are received from you, but your broker is not entitled to vote on Proposal No. 1 (Election of Directors) and Proposal No. 3 (Say-on-Pay) without specific instructions from you.

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How do I vote?

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your common stock.

If your common stock is held of record in your name, there are three ways for you to authorize a proxy:

●	By Telephone or on the Internet – You can authorize a proxy by calling the toll-free telephone number on your Proxy Card or Notice of Internet Availability. Please have your Proxy Card or Notice of Internet Availability in hand when you call. Easy-to-follow voice prompts allow you to authorize a proxy to vote your shares and confirm that your instructions have been properly recorded. The website for Internet voting is www.proxyvote.com. Please have your Proxy Card or Notice of Internet Availability handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on June 10, 2020. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, the Company recommends that you follow the voting instructions in the materials you receive. If you vote by telephone or on the Internet, you do not have to return your Proxy Card.

●	By Mail – If you received your Annual Meeting materials by mail, you may complete, sign and date the Proxy Card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote the shares represented by that proxy as recommended by the Board of Directors on each matter listed in this Proxy Statement and in their discretion on any other matter properly brought before the Annual Meeting.

●	In Person at the Annual Meeting – All shareholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. Even if you plan to attend the Annual Meeting, we request that you authorize a proxy in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you mail us your properly completed and signed Proxy Card or authorize a proxy to vote your shares by telephone or Internet, your votes will be cast according to the choices that you specify. Unless you indicate otherwise on your Proxy Card, the persons named as your proxies will cast your votes: FOR all of the nominees for election as directors named in this Proxy Statement; FOR the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm; FOR the advisory resolution to approve the compensation of our named executive officers; and in their discretion on any additional matters properly brought before the Annual Meeting.

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If your common stock is held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to provide voting instructions.

Can I revoke my proxy?

Yes, if your common stock is held in your name, you can revoke your proxy by:

●	Filing written notice of revocation before our Annual Meeting with our Secretary at the address shown on the front of this Proxy Statement;

●	Signing a proxy bearing a later date; or

●	Voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, revoke a properly-executed proxy. If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your instructions.

What if I return my proxy but abstain?

Abstentions are counted as present for determining a quorum. However, abstentions will have no effect on any of the items to be considered at the Annual Meeting.

Why did I receive more than one Notice, proxy card, voting instruction form and/or email?

You will receive more than one Notice of Availability, proxy card, voting instruction form or email, or any combination of these, if you hold your common stock in different ways (i.e., joint tenancy, trusts and custodial accounts) or in multiple accounts. You should provide voting instructions for all Notices of Availability proxy cards, voting instruction forms and email links you receive.

What is “householding” and how does it affect me?

If you and other residents at your mailing address who have the same last name own our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report to Shareholders (the “Annual Report”) and Proxy Statement. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of each of our Notice of Availability or Annual Report, Notice of Meeting and Proxy Statement to your address. However, even if your broker has sent only one copy of these proxy materials, each stockholder in your household should receive a proxy card or should be able to vote individually via telephone or internet. You may revoke your consent to householding at any time by contacting your broker or bank, if you hold your shares in a “street name,” or by calling American Stock Transfer & Trust Company, LLC (“AST”) at (800) 937-5449 if you are a “registered” stockholder. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of our annual report or Proxy Statement, we will promptly send a separate copy of the Annual Report, the Proxy Statement or the Notice of Availability to you upon oral or written request. Such request can be made by contacting us at 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728, attention: Secretary (telephone number: (732) 577-9997). Any shareholders sharing the same address and currently receiving multiple copies of the Annual Report and the Proxy Statement who wish to receive only one copy of these materials per household in the future may also contact your broker or bank or us to participate in the householding program.

What if I have questions about the Notice of Availability, voting or email delivery?

Questions regarding the Notice of Availability, voting or email delivery should be directed to our Secretary at UMH Properties, Inc., 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s charter and bylaws provide for a classified board of directors comprised of Class I, II, and III directors. Three Class II directors will be elected at the Annual Meeting, to serve until the Company’s annual meeting of shareholders in 2023 and until their respective successors are duly elected and qualified. The three nominees for election as Class II directors are set forth below. Unless instructed otherwise, the proxy holders will vote all proxies received by them for the nominees listed below or, if any such nominee is unwilling or unable to serve, for any other nominee designated by the Company’s Board of Directors. As of the date of this Proxy Statement, the Company’s Board of Directors is not aware of any other individual who may properly be nominated for election as a Class II director at the Annual Meeting or of any nominee who is unable or unwilling to serve as director, if elected. The nominees listed below are currently each serving as a director of the Company and each has consented, if elected as a director, to serve until his term expires.

The Company’s Board of Directors currently consists of eleven directors, three of whom have terms expiring at the Annual Meeting and when their successors are duly elected and qualified.

INFORMATION REGARDING DIRECTOR NOMINEES

The following information concerning the principal occupation, other affiliations and business experience of each of the three Class II Director nominees during the last five years has been furnished to the Company by such nominee:

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Jeffrey A. Carus	57	Independent Director. Founder and Managing Partner of JAC Partners, LLC (2009 to present); Founder and Managing Member of JAC Management, LLC (1998 to present); Principal of Advalurem Group (2012-2014); Prior affiliations with CW Capital and Credit Suisse. Mr. Carus’ extensive experience in real estate finance and investment is the primary reason, among others, why Mr. Carus serves on our Board.	2011

Matthew I. Hirsch	60	Presiding Independent Director. Attorney at Law (1985 to present) Law Office of Matthew I. Hirsch. Adjunct Professor of Law, Delaware Law School of Widener University (1993 to present); Director (2000 to present) of Monmouth Real Estate Investment Corporation, an affiliated company. Mr. Hirsch’s experience with real estate transactions, legal issues relating to real estate and the real estate industry is the primary reason, among others, why Mr. Hirsch serves on our Board.	2013

Kenneth K. Quigley, Jr.	62	Independent Director. Attorney at Law; President of Curry College (1996 to present); Director of Randolph Bancorp (2013 to present); Director of Central Bancorp (2010 to 2011). Mr. Quigley’s management, governance, law, accounting, finance and REIT experience is the primary reason, among others, why Mr. Quigley serves on our Board.	2016

Vote Required:

At the Annual Meeting, the shareholders of the Company will be requested to elect three Class II Directors. A plurality of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to elect a nominee.

Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU
VOTE “FOR” THE ELECTION OF THE THREE NOMINEES NAMED ABOVE

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INFORMATION CONCERNING CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Class III Directors with Terms Expiring in 2021

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Anna T. Chew	61	Vice President and Chief Financial Officer (1995 to present), Chief Accounting Officer (1991 to present), Treasurer (2004 to present), Controller (1991 to 1995) and Director. Certified Public Accountant; Interim Chief Financial Officer (March 2012 to July 2012), Treasurer (2010 to 2013), Chief Financial Officer (1991 to 2010) and Director (1993 to 2004, and 2007 to 2017) of Monmouth Real Estate Investment Corporation, an affiliated company. Ms. Chew’s extensive public accounting, finance and real estate industry experience is the primary reason, among others, why Ms. Chew serves on our Board.	1995

Eugene W. Landy	86	Founder (1968), Chairman of the Board (1995 to present), President and Chief Executive Officer (1968 to 1995), and Director. Attorney at Law; Founder, Chairman of the Board and Director (1968 to present), President and Chief Executive Officer (1968 to 2013) of Monmouth Real Estate Investment Corporation, an affiliated company. As our founder and Chairman, Mr. Landy’s unparalleled experience in real estate investing is the primary reason, among others, why Mr. Landy serves on our Board.	1968

Samuel A. Landy	59	President and Chief Executive Officer (1995 to present), Vice President (1991-1995) and Director. Attorney at Law; Director (1989 to present) of Monmouth Real Estate Investment Corporation, an affiliated company. Mr. Landy’s role as our President and Chief Executive Officer and his extensive experience in real estate investment, operations management and REIT leadership is the primary reason, among others, why Mr. Landy serves on our Board.	1992

Stuart D. Levy	50	Independent Director. Vice President in the Real Estate Finance Group at Helaba-Landesbank Hessen-Thuringen (2006 to present). Mr. Levy’s extensive real estate background is the primary reason, among others, why Mr. Levy serves on our Board.	2011

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Class I Directors with Terms Expiring in 2022

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Dr. Amy Lynn Butewicz	36	Independent Director. Realtor of Keller Williams Princeton Real Estate (2016 to present); Council Member of the Millstone Township Agricultural Advisory Council (2020 to present); Council Member of the Millstone Township Open Space and Farmland Preservation Council (2019 to present); Co-Chair of the advisory board of the Rutgers University Equine Science Center (2017 to present); Supervising Infusion Pharmacist of IPPC Pharmacy (2009 – 2017). Dr. Butewicz’s extensive background in real estate development and sales as well as her experience working with local municipalities are the primary reasons, among others, why Dr. Butewicz serves on our Board.	2020

Michael P. Landy	58	Director. President and Chief Executive Officer (2013 to present), Chief Operating Officer (2011 to 2013), Executive Vice President (2009 to 2010), Executive Vice President – Investments (2006 to 2009), Vice President – Investments (2001 to 2006) and Executive Director (2007 to present) of Monmouth Real Estate Investment Corporation, an affiliated company; Member of New York University’s REIT Center Board of Advisors (2013 to present), Member of Nareit’s Advisory Board of Governors (2018 to present). Mr. Landy’s extensive experience in real estate finance, investment, capital markets and operations management are the primary reasons, among others, why Mr. Landy serves on our Board.	2011

William E. Mitchell	53	Independent Director. General Partner of Strategy Capital (2019 to present). General Partner of Mitchell Portfolio Management (2012 to 2019). Publisher of buy-side equity research monthly Spinoff & Reorg Profiles (2005 to 2014), for which Mr. Mitchell developed data mining software to evaluate SEC filings. Mr. Mitchell’s knowledge of investment analysis and computer technology are the primary reasons, among others, why Mr. Mitchell serves on our Board.	2019

Stephen B. Wolgin	66	Independent Director. Managing Director of U.S. Real Estate Advisors, Inc., a real estate advisory services group based in New Jersey (2000 to present); Director (2003 to present) of Monmouth Real Estate Investment Corporation, an affiliated company; Prior Partner with the Logan Equity Distressed Fund (2007 to 2017); Prior affiliations with J.P. Morgan, Odyssey Associates, The Prudential Realty Group, Standard & Poor’s Corporation, and Grubb and Ellis. Mr. Wolgin’s extensive experience as a real estate and finance consultant and experience in the real estate industry are the primary reasons, among others, why Mr. Wolgin serves on our Board.	2007

Five of the Company’s directors are also directors of Monmouth Real Estate Investment Corporation (“MREIC”), a NYSE-Listed REIT, which engages in the ownership and operation of net-leased industrial properties subject to long-term leases primarily to investment grade tenants.

Other Named Executive Officers of the Company

Officer	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Craig Koster	44	General Counsel and Secretary (2015 to present), In-house Counsel (2012 to 2014). Attorney at Law (2001 to present). Director of Neve Shalom (2019 – present).	N/A

Brett Taft	30	Vice President and Chief Operating Officer (January 2020 - Present), Vice President (2016 to 2019), Vice President-Acquisition and Property Integration (2013 to 2016). Director of CentraState Healthcare Foundation (2017 to present).	N/A

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CORPORATE GOVERNANCE AND BOARD MATTERS

UMH Properties, Inc. was incorporated in 1968. We have a 52-year history of providing quality, affordable housing for our Nation’s workforce while creating value for our shareholders. We believe that good corporate governance and robust Environmental, Social and Corporate Governance (“ESG”) policies have been an essential element of the Company’s successful history. The Company’s commitment to maintaining sound ESG practices is demonstrated in its Environmental, Social & Governance Report as well as its corporate governance guidelines and policies which can be found under the “Corporate Governance” tab of the Company’s investor website: www.umh.reit.

Substantial Insider Ownership

The aggregate stock ownership of Company directors and executive officers represents approximately 10.4% of the Company’s outstanding shares, as of March 27, 2020, which currently represents the largest block of shareholders. This substantial ownership clearly aligns management’s interests with those of our shareholders.

Board Leadership Structure and Role in Risk Oversight

Eugene W. Landy is the Chairman of the Board of Directors. Samuel A. Landy, the Company’s President and Chief Executive Officer, is also a member of the Board of Directors. The Company believes that this structure helps ensure critical and independent thinking with respect to the Company’s strategy and performance, while ensuring that management’s insight is directly available to the directors in their deliberations. The Board of Directors has selected an independent Director, Matthew I. Hirsch, to serve as Presiding Director, in which capacity Mr. Hirsch presides at executive sessions of the independent non-management directors. The Board reviews the structure of the Board and Company leadership regularly as part of the succession planning process. At present, our Board believes that this structure is appropriate and that it facilitates independent oversight of management.

The Board of Directors oversees the Company’s enterprise-wide approach to the major risks facing the Company and oversees the Company’s policies for assessing and managing its exposure to risk. The Board periodically reviews these risks and the Company’s risk management processes. The Board also considers risk in evaluating the Company’s strategy. The Board’s responsibilities include reviewing the Company’s practices with respect to risk assessment and risk management and reviewing contingent liabilities and risks that may be material to the Company. The Audit Committee reviews the Company’s financial and compliance risks and major legislative and regulatory developments which could materially impact the Company. The Audit Committee also oversees a Cybersecurity Subcommittee. The Compensation Committee oversees management’s assessment of whether the Company’s compensation structure, policies and programs create risks that are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee oversees management’s assessment of whether our governance structure, policies and programs create risks that may be reasonably likely to have a material adverse effect on the Company.

Board Independence

The Company’s Corporate Governance Guidelines include specific Director Independence Standards that comply with applicable rules of the SEC and the listing standards of the NYSE. The Board requires that at least a majority of its directors satisfy this definition of independence. The Board of Directors has considered business and other relationships, arrangements and other transactions between the Company and each of its Directors, including information provided to the Company by the directors. Based upon its review, the Board of Directors has determined that all of its Directors, other than Ms. Anna T. Chew and Messrs. Eugene W. Landy, Michael P. Landy and Samuel A. Landy, are independent, consistent with the Corporate Governance Guidelines. The Corporate Governance Guidelines, which incorporate the NYSE Director Independence Standards, are available at the Company’s website located at www.umh.reit and in print upon request.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors had four meetings during the last year. Each director attended all of the meetings of the Board of Directors and meetings of the Committees on which he or she served with the exception of one Board of Directors meeting where one director was absent. The Company does not have a policy concerning directors’ attendance at the Annual Meeting of Shareholders. Six directors attended the Company’s 2019 Annual Meeting of Shareholders.

The Company has a standing Audit Committee, of which there is a Cybersecurity Subcommittee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors. Each of these committees is composed exclusively of independent directors.

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The following table shows the composition of the Company’s Board committees:

Name	Age as of Record Date	Director Since	Audit Committee	Compensating Committee	Nominating and Corporate Governance Committee

Dr. Amy L. Butewicz	36	2020

Jeffrey A. Carus	56	2011

Anna T. Chew Chief Financial and Accounting Officer	60	1995

Matthew I. Hirsch Presiding Director	59	2013

Eugene W. Landy Chairman of the Board	85	1968

Michael P. Landy	57	2011

Samuel A. Landy Chief Executive Officer	58	1992

Stuart Levy	49	2011	*

William E. Mitchell	53	2019	*

Kenneth K. Quigley, Jr.	61	2016

Stephen B. Wolgin	65	2007

Chair	Member

*Mr. Levy and Mr. Mitchell also serve on the Cybersecurity Subcommittee of the Audit Committee.

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Audit Committee

The Audit Committee’s responsibilities include reviewing and overseeing financial reporting, policies and procedures and internal controls, retaining the independent registered public accounting firm, approving the audit fees, and monitoring the qualifications, independence and performance of the Company’s independent registered public accounting firm. It also oversees the internal audit function, legal and regulatory compliance, establishing procedures for complaints received regarding the Company’s accounting, internal accounting controls and auditing matters. In addition, the Audit Committee prepares the Audit Committee Report which is included in the Company’s annual proxy statements. The Audit Committee had five meetings during the year ended December 31, 2019, including an executive session with the independent registered public accounting firm, which management did not attend. The Audit Committee operates under the Audit Committee Charter which can be found under the “Corporate Governance” tab of the Company’s investor website: www.umh.reit.

The current members of the Company’s Audit Committee are Stuart D. Levy, William E. Mitchell, Kenneth K. Quigley, Jr. and Stephen B. Wolgin (who serves as the Chairman of the Audit Committee). The Board has determined that each member of the Audit Committee is “independent” as defined by the rules of the SEC and the listing standards of the NYSE, is able to read and understand fundamental financial statements, is “financially literate” within the meaning of the rules of the NYSE and is an “audit committee financial expert” within the meaning of the rules of the SEC.

The Cybersecurity Subcommittee (the “Subcommittee”) of the Audit Committee assists the Audit Committee in fulfilling its oversight responsibilities with respect to the Company’s cybersecurity risks. The Subcommittee is comprised of two independent directors: Stuart D. Levy and William E. Mitchell. The Subcommittee met at least once during the year ended December 31, 2019. The Subcommittee reviews and provides high level guidance on cybersecurity-related issues of importance to the Company. The Cybersecurity Subcommittee operates under the Cybersecurity Subcommittee Charter which can be found under the “Corporate Governance” tab of the Company’s investor website: www.umh.reit.

Compensation Committee

The Compensation Committee’s responsibilities include (1) evaluating the Chief Executive Officer’s and other named executive officers’ performance in light of the Company’s goals and objectives and determining the Chief Executive Officer’s and other named executive officers’ compensation, which includes base salary and bonus; and (2) administering the Company’s Amended and Restated 2013 Incentive Award Plan and predecessor plans. The Compensation Committee had two meetings during the year ended December 31, 2019. The current members of the Compensation Committee are Jeffrey A. Carus (who serves as Chairman of the Compensation Committee), Matthew I. Hirsch, William E. Mitchell, and Stephen B. Wolgin. The Board has determined that each member of the Compensation Committee is independent as defined by the rules of the SEC and the listing standards of the NYSE. The Compensation Committee operates under the Compensation Committee Charter which can be found under the “Corporate Governance” tab of the Company’s investor website: www.umh.reit.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies, considers and recommends candidates to serve as members of the Board of Directors and makes recommendations regarding the structure and composition of the Board of Directors and Committees. The Nominating and Corporate Governance Committee also develops and recommends to the Board corporate governance guidelines and, consistent with such guidelines, oversees the evaluation of Board and management. The Nominating and Corporate Governance Committee had at least one meeting during the year ended December 31, 2019. The current members of the Nominating and Corporate Governance Committee are Jeffrey A. Carus, Matthew I. Hirsch (who serves as the Chairman of the Nominating and Corporate Governance Committee), Stuart D. Levy and Kenneth K. Quigley, Jr. The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Nominating and Corporate Governance Committee operates under its charter which can be found under the “Corporate Governance” tab of the Company’s investor website: www.umh.reit.

The principal function of the Nominating and Corporate Governance Committee is to review and select candidates for nomination to the Board of Directors. The Nominating and Corporate Governance Committee will consider for recommendation as nominees appropriate individuals whose names are submitted in writing by a shareholder and will evaluate them using the same criteria as that used for other candidates. See “Shareholder Communications” below for more information.

The Nominating and Corporate Governance Committee has established a process for identifying and evaluating prospective nominees for director. The Nominating and Corporate Governance Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chair of the Nominating and Corporate Governance Committee will then initiate the search, seeking input from other directors and senior management, considering nominees previously submitted by shareholders, and, if the Nominating and Corporate Governance Committee deems necessary or appropriate, hiring a search firm. The Nominating and Corporate Governance Committee considers diversity of background and personal experience in identifying director candidates. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Nominating and Corporate Governance Committee by the Committee Chairman. The Nominating and Corporate Governance Committee will then prioritize the candidates and determine if the Nominating and Corporate Governance Committee members, other directors or senior management have relationships with the preferred candidates and can initiate contact with the candidate. To the extent feasible, all of the members of the Nominating and Corporate Governance Committee, the President and Chief Executive Officer and the Chairman of the Board will interview the prospective candidate(s). Evaluations and recommendations of the interviewers are submitted to the Nominating and Corporate Governance Committee for final evaluation. The Nominating and Corporate Governance Committee will then meet to consider such recommendations and to select the final candidate(s) to recommend to the Board of Directors as nominees. The Nominating and Corporate Governance Committee will evaluate all potential nominees for director, including nominees recommended by a shareholder, on the same basis.

To date, there are no third parties being compensated for identifying and evaluating candidates.

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Independent Director Meetings

The Company’s independent directors, as defined under the listing standards of the NYSE, have established a policy to meet separately from the other directors in a regularly scheduled executive session at least annually and at such additional times as may be deemed appropriate by the Company’s independent directors. The independent directors had at least one meeting during the year ended December 31, 2019. The Board of Directors has selected an independent director, Matthew I. Hirsch, to serve as Presiding Director, in which capacity Mr. Hirsch presides at executive session(s) of the independent directors.

Shareholder Communications

UMH Properties, Inc. believes that effective corporate governance should include regular constructive discussions with our shareholders. We have a proactive engagement process that encourages feedback from our shareholders. This feedback helps shape our governance practices. Shareholders and other interested parties who desire to contact the Company’s Board of Directors may do so by writing to: Board of Directors, c/o Secretary, UMH Properties, Inc., 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728. Communications received will be distributed to the Chairperson of the appropriate committee of the Board depending on the facts and circumstances outlined in the communication. Shareholders and other interested parties also may direct communications solely to the Independent Directors of the Company by addressing such communications to the Independent Directors, c/o Secretary, at the address set forth above. In addition, the Board of Directors maintains special procedures for the receipt, retention and treatment of complaints that may be received by the Company regarding accounting, internal accounting controls or auditing matters and for the submission by employees of the Company, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Such communications may be made by writing to the Audit Committee of the Board of Directors, c/o Secretary, at the address set forth above. Any such communication marked “Confidential” will be forwarded by the Secretary, unopened, to the Chairman of the Audit Committee.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines which apply to all directors, officers and employees of the Company. These guidelines are posted under the “Corporate Governance” tab of the Company’s investor website: www.umh.reit. Included in the guidelines is the requirement for the Board of Directors to conduct, at least annually, a self-evaluation to determine whether it and its Committees are functioning effectively. The Audit Committee and its Cybersecurity Subcommittee, Compensation Committee and Nominating and Corporate Governance Committee also perform annual reviews of their respective performance and compliance with their charters.

Code of Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees of the Company, including its principal executive officer and principal financial officer. This code is posted under the “Corporate Governance” tab of the Company’s investor website: www.umh.reit. During 2019 and through the date of this proxy, no violations of the Code of Business Conduct and Ethics were reported nor were any waivers granted.

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Vendor Code of Conduct

The Company has adopted a Vendor Code of Conduct that applies to individuals and firms that provide services to the Company. This code is posted under the “Corporate Governance” tab of the Company’s investor website: www.umh.reit. In addition to requiring all vendors to comply with all applicable laws and professional standards, the code sets forth a procedure for reporting misconduct to the Company’s General Counsel.

Anti-Hedging Policy

The Company considers it inappropriate for any director, officer or employee to enter into speculative transactions in Company securities. Such transactions, while allowing the holder to own Company securities without the full risks and rewards of ownership, potentially separate the holder’s interests from those of other Company shareholders. Therefore, the Company prohibits the purchase or sale of puts, calls, options or other derivative securities based on the Company’s securities by directors, officers or employees. Our policy also prohibits hedging or monetization transactions, such as forward sale contracts, in which the holder continues to own the underlying Company security without all the risks or rewards of ownership. The Anti-Hedging Policy is posted under the “Corporate Governance” tab of the Company’s investor website: www.umh.reit.

As of the date of this Proxy Statement, to the best of the Company’s knowledge, no director, officer or employee has entered into speculative transactions in Company securities.

CEO Stock Ownership Requirement Policy

Our Chief Executive Officer is required by Company policy to own shares of the Company’s common stock having a value equal to at least six times his or her base salary. The Chief Executive Officer’s stock ownership levels is evaluated on an annual basis. The value of stock holdings is calculated based on the closing price of a share of common stock of the Company on the last trading day of the year, which was $15.73 on December 31, 2019. Shares owned by a director or officer include: shares owned outright by the director or officer or by his or her immediate family members residing in the same household; shares held in trust or under a similar arrangement for the economic benefit of the director or officer; restricted or unrestricted stock issued as part of the director or officer’s compensation, whether or not vested; shares acquired upon option exercise that the director or executive officer continues to own; and shares held for the director or executive officer’s account in a 401(k) or other retirement plan.

If the Chief Executive Officer meets the ownership requirements at the time of the annual review, he or she will be in compliance with these requirements until the next annual review. Changes in the Company’s stock price or changes to base salary will not affect compliance status for the remainder of that year. The Nominating and Corporate Governance Committee has authority to administer and interpret these requirements.

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As of December 31, 2019, the Company’s Chief Executive Officer, Mr. Samuel A. Landy, owned shares of the Company’s common stock valued at approximately 17 times his base salary and almost 3 times this ownership requirement.

Named Executive Officer Stock Ownership Guidelines

The Company recommends that each individual serving as a Named Executive Officer of the Company (“NEO”), other than the Chief Executive Officer (“CEO”), own shares of the Company’s common stock having a value equal to at least two times the NEO’s annual base salary. The CEO, in accordance with a separate policy on CEO Stock Ownership Requirements, is required to own shares of the Company’s common stock having a value equal to at least six times his base salary. These Named Executive Stock Ownership Guidelines are intended to be a guide; the Company recognizes that each NEO has different personal financial circumstances. Therefore, each NEO is advised to own shares of the Company’s common stock in an amount commensurate with each NEO’s circumstances. Each NEO’s stock ownership level is evaluated by or at the direction of the Company’s Chief Financial Officer in connection with the preparation of the Company’s Annual Report on Form 10-K or the Company’s proxy statement each year. The value of stock holdings is calculated based on the closing price of a share of common stock of the Company on the last trading day of the Company’s fiscal year ending prior to the annual review. Stock that counts towards satisfaction of the Company’s Named Executive Stock Ownership Guidelines includes: a) Shares owned outright by the NEO or his or her immediate family members residing in the same household; b) Shares held in trust or under a similar arrangement for the economic benefit of the NEO; c) Restricted or unrestricted stock issued as part of an NEO’s compensation, whether or not vested; d) Shares acquired upon option exercise that the NEO continues to own; and e) Shares that are held by the NEO under a 401K or other retirement plan. The Nominating and Corporate Governance Committee has authority to administer and interpret these guidelines and includes these guidelines as part of its annual review of Named Executive Officers. Currently, two out of the four NEOs other than the CEO, met this guideline.

Director Stock Ownership Guidelines

The Company recommends that each individual serving as a director on the Board of the Company own shares of the Company’s common stock having a value equal to at least three times the director’s annual cash retainer from the Company. The value of stock holdings is calculated based on the closing price of a share of common stock of the Company on the last trading day of the Company’s fiscal year ending prior to the annual review. Stock that counts towards satisfaction of the Company’s Director Stock Ownership Guidelines includes: a) Shares owned outright by the director or his or her immediate family members residing in the same household; b) Shares held in trust or under a similar arrangement for the economic benefit of the director; c) Restricted or unrestricted stock issued as part of a director’s compensation, whether or not vested; and d) Shares acquired upon option exercise that the participant continues to own. The Nominating and Corporate Governance Committee has authority to administer and interpret these guidelines and includes these guidelines as part of its annual review of directors. Currently, nine out of the eleven directors satisfy this requirement.

Environmental and Social Practices

UMH is committed to incorporating environmental and social considerations into its business practices to create value for its shareholders and enhance the communities where our residents live. UMH recognizes its obligation to reduce its impact on the environment and to conserve natural resources. As such, we have invested in technology and other sustainable practices. We also believe in enriching the lives of the people impacted by our Company. These include not only our employees and our residents, but also our neighbors and the rest of society.

The Company’s commitment to Environmental, Social and Corporate Governance practices is demonstrated in its Environmental, Social & Governance Report as well as its corporate governance guidelines and policies, all of which can be found under the “Corporate Governance” tab of the Company’s investor website: www.umh.reit.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information with respect to the beneficial ownership of the Company’s common stock (“Common Shares”) as of March 27, 2020 by:

●	each person known by the Company to beneficially own more than five percent of the Company’s outstanding Common Shares;

●	each of the Company’s directors;

●	each of the Company’s named executive officers; and

●	all of the Company’s named executive officers and directors as a group.

Unless otherwise indicated, the person or persons named below have sole voting and investment power over the shares indicated and that person’s address is c/o UMH Properties, Inc., Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728.

In determining the number and percentage of Shares beneficially owned by each person, Shares that may be acquired by that person under options exercisable within 60 days of March 27, 2020 are deemed beneficially owned by that person and are deemed outstanding for purposes of determining the total number of outstanding Shares for that person and are not deemed outstanding for that purpose for all other shareholders.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Shares Outstanding (2)

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	3,901,373	(3)	9.48%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,856,549	(4)	6.94%

FMR LLC 245 Summer St. Boston, MA 02210	2,565,389	(5)	6.23%

Dr. Amy Butewicz	1,016		*

Jeffrey A. Carus	10,184	(6)	*

Anna T. Chew	651,802	(7)	1.58%

Matthew I. Hirsch	30,351	(8)	*

Craig Koster	92,875	(9)	*

Eugene W. Landy	1,826,236	(10)	4.36%

Samuel A. Landy	851,153	(11)	2.06%

Michael P. Landy	358,748	(12)	*

Stuart Levy	6,053	(13)	*

William E. Mitchell	2,211	(14)	*

Kenneth K. Quigley, Jr.	8,594	(15)	*

Brett Taft	131,242	(16)	*

Stephen B. Wolgin	30,962	(17)	*

UMH Properties, Inc. 401(k) Plan (UMH 401(k) Plan)	429,970	(18)	1.04%

Directors and Officers as a group	4,431,396		10.43%

*Less than 1%

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(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all Shares listed. Except as indicated in the footnotes to this table, none of the shares have been pledged as collateral.

(2)	Based on the number of Shares outstanding on March 27, 2020 which was 41,165,982 Shares.

(3)	Based on Schedule 13G as of December 31, 2019, filed by The Vanguard Group, Inc., the company owns 3,901,373 Shares. This filing with the SEC by The Vanguard Group indicates that Vanguard has sole voting power for 71,339 Shares, shared voting power for 21,900 Shares, sole dispositive power for 3,815,319 Shares and shared dispositive power for 86,054 Shares.

(4)	Based on Schedule 13G as of December 31, 2019, filed by BlackRock, Inc., the company owns 2,856,549 Shares. This filing with the SEC by BlackRock, Inc. indicates that BlackRock has sole voting power for 2,779,956 Shares, and sole dispositive power for 2,856,549 Shares.

(5)	Based on Schedule 13G as of December 31, 2019, filed by FMR LLC, the company owns 2,565,389 Shares. This filing with the SEC by FMR LLC indicates that the company has sole voting power for 1,576,259 Shares, and sole dispositive power for 2,565,389 Shares.

(6)	Includes (a) 383 Shares in custodial accounts for Mr. Carus’ minor children under the NJ Uniform Transfers to Minors Act which he disclaims any beneficial interest but has power to vote; and (b) 948 Shares of unvested restricted stock. In addition to the Common Shares reported, Mr. Carus also holds 500 of the Preferred D Shares.

(7)	Includes (a) 471,802 Shares owned jointly with Ms. Chew’s husband; (b) 180,000 Shares issuable upon exercise of stock options; and (c) 96,719 Shares of unvested restricted stock. In addition to the Common Shares reported, Ms. Chew also holds 1,000 of the Preferred B Shares. Excludes 50,000 Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 10,000 Shares on 3/25/21; 10,000 Shares on 3/25/22; 10,000 Shares on 3/25/23; 10,000 Shares on 3/25/24; and 10,000 Shares on 3/25/25. Excludes 38,988 Shares held in the UMH 401(k) Plan. Ms. Chew is a co-trustee of the UMH 401(k) Plan and has shared voting power over the Common Shares held by the UMH 401(k) Plan. She, however, disclaims beneficial ownership of all of the Shares held by the UMH 401(k) Plan, except for the 38,988 Shares held by the UMH 401(k) Plan for her benefit. See Note 18 below for information regarding Shares held by the UMH 401(k) Plan.

(8)	Includes (a) 25,920 Shares owned jointly with Mr. Hirsch’s wife; (b) 3,483 Shares owned by Mr. Hirsch’s wife; and (c) 948 shares of unvested restricted stock.

(9)	Includes 80,500 Shares issuable upon exercise of stock options. In addition to the Common Shares reported, Mr. Koster also holds 615 of the Preferred B Shares. Excludes 30,000 Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 6,000 Shares on 3/25/21; 6,000 Shares on 3/25/22; 6,000 Shares on 3/25/23; 6,000 Shares on 3/25/24; and 6,000 Shares on 3/25/25. Excludes 4,240 Shares held in the UMH 401(k) Plan. See Note 18 below for information regarding Shares held by the UMH 401(k) Plan.

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(10)	Includes (a) 99,872 Shares owned by Mr. Eugene Landy’s wife; (b) 172,608 Shares held by Landy Investments, Ltd. for which Mr. Landy has power to vote; (c) 42,913 Shares held in the Landy & Landy Employees’ Profit Sharing Plan of which Mr. Landy is a Trustee with power to vote; (d) 33,561 Shares held in the Landy & Landy Employees’ Pension Plan of which Mr. Landy is a Trustee with power to vote; (e) 122,880 Shares held in the Eugene W. Landy and Gloria Landy Family Foundation, a charitable trust for which Mr. Landy has power to vote; (f) 23,670 Shares held in Windsor Industrial Park Associates for which Mr. Landy has power to vote; (g) 35,582 Shares held in Juniper Plaza Associates for which Mr. Landy has power to vote; (h) 700,000 Shares issuable upon exercise of stock options (i) 384,250 Shares pledged in a margin account; (j) 277,559 Shares pledged as security for loans; and (k) 10,575 Shares of unvested restricted stock. Excludes 100,000 Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 20,000 Shares on 3/25/21; 20,000 Shares on 3/25/22; 20,000 Shares on 3/25/23; 20,000 Shares on 3/25/24; and 20,000 Shares on 3/25/25.

(11)	Includes (a) 43,945 Shares owned with Mr. Samuel Landy’s wife; (b) 16,221 Shares in the Samuel Landy Limited Partnership; (c) 48,000 Shares in the EWL Grandchildren Fund LLC of which Mr. Landy is a co-manager; (d) 250,000 Shares issuable upon exercise of stock options; (e) 62,815 Shares pledged in a margin account; (f) 363,436 Shares pledged as security for loans; and (g) 121,294 Shares of unvested restricted stock. Excludes 95,644 Shares held in the UMH 401(k) Plan. Mr. Landy is a co-trustee of the UMH 401(k) Plan and has shared voting power over the Common Shares held by the UMH 401(k) Plan. He, however, disclaims beneficial ownership of all of the Common Shares held by the UMH 401(k) Plan, except for the 95,644 Shares held by the UMH 401(k) Plan for his benefit. See Note 18 below for information regarding Shares held by the UMH 401(k) Plan.

(12)	Includes (a) 17,731 Shares owned by Mr. Michael Landy’s wife; (b) 65,496 Shares in custodial accounts for Mr. Landy’s children under the NJ Uniform Transfers to Minors Act in which he disclaims any beneficial interest but has power to vote; (c) 48,000 Shares in the EWL Grandchildren Fund LLC of which Mr. Landy is a co-manager; (d) 81,500 Shares pledged in a margin account; (e) 55,000 Shares pledged as security for loans; and (f) 948 Shares of unvested restricted stock. Excludes 32,476 Shares held in the UMH 401(k) Plan. See Note 18 below for information regarding Shares held by the UMH 401(k) Plan.

(13)	Includes 948 Shares of unvested restricted stock.

(14)	In addition to the Common Shares reported, Mr. Mitchell also holds 500 of the Preferred B Shares.

(15)	Includes 688 Shares of unvested restricted stock.

(16)	Includes 126,000 Shares issuable upon exercise of stock options. Excludes 50,000 Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 10,000 Shares on 3/25/21; 10,000 Shares on 3/25/22; 10,000 Shares on 3/25/23; 10,000 Shares on 3/25/24; and 10,000 Shares on 3/25/25. Excludes 3,333 Shares held in the UMH 401(k) Plan. See Note 18 below for information regarding Shares held by the UMH 401(k) Plan.

(17)	Includes 948 Shares of unvested restricted stock. In addition to the Common Shares reported, Mr. Wolgin also holds 12,525 of the Preferred B Shares.

(18)	Includes 429,970 Shares held by the UMH 401(k) Plan. Ms. Anna T. Chew and Mr. Samuel A. Landy share voting power over the Shares held by the UMH 401(k) Plan.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the Company’s common shareholders will be asked to consider and vote on a proposal to ratify the appointment of PKF O’Connor Davies, LLP (“PKF”) as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The Company’s charter and bylaws do not require that its shareholders ratify the appointment of PKF as the Company’s independent registered public accounting firm. The Company is asking its common shareholders to ratify this appointment as a matter of good corporate practice. If the Company’s common shareholders do not ratify the appointment of PKF, the Company’s Audit Committee will reconsider whether to retain PKF as the Company’s independent registered public accounting firm, but may determine to retain PKF. Even if the appointment of PKF is ratified by the Company’s common shareholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company. The Company expects a representative of PKF to be present at the Annual Meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

Vote Required:

Approval of the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2020 requires the affirmative vote of a majority of the votes cast on the proposal.

Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU
VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PKF
O’CONNOR DAVIES, LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board of Directors”) of UMH Properties, Inc. (the “Company”) operates under a written charter which was amended in January 2020. The amended charter is available on the Company’s website at www.umh.reit.

The Company has an Audit Committee consisting of four “independent” Directors, as defined by the listing standards of the New York Stock Exchange. The Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all material aspects of the Company’s reporting, internal control and audit functions.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2019.

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We have discussed with the independent registered public accounting firm the matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”), rules of the SEC and other applicable regulations.

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence”, and we have discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Audit Committee:

Stuart D. Levy

William E. Mitchell

Kenneth K. Quigley, Jr.

Stephen B. Wolgin (Chairman)

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PKF O’Connor Davies, LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2019 and 2018. The following are fees billed by and accrued to PKF O’Connor Davies, LLP in connection with services rendered for the years ended December 31, 2019 and 2018:

	2019	2018

Audit Fees	$212,700	$198,800
Audit-Related Fees	20,590	20,070
Tax Fees	63,475	67,500
All Other Fees	-0-	-0-
Total Fees	$296,765	$286,370

Audit fees include professional services rendered for the audit of the Company’s annual financial statements, management’s assessment of internal controls, and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit-related fees include services that are normally provided by the Company’s independent auditors in connection with statutory and regulatory filings, such as consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Tax fees include professional services rendered for the preparation of the Company’s federal and state corporate tax returns and supporting schedules as may be required by the Internal Revenue Service and applicable state taxing authorities. Tax fees also include other work directly affecting or supporting the payment of taxes, including planning and research of various tax issues.

All other fees include fees for all other services provided by PKF, other than the services reported above as Audit Fees, Audit-Related Fees or Tax Fees. There were no amounts billed or incurred related to other fees in the fiscal years ended December 31, 2019 or 2018, respectively.

All of the services performed by PKF O’Connor Davies, LLP for the Company during 2019, including audit fees, audit-related fees, tax fees and all other fees described above, were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. The policy requires that all services provided by our principal independent registered public accounting firm to the Company, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee, and all have been so pre-approved. The pre-approval requirements do not prohibit day-to-day normal tax consulting services, which matters will not exceed $10,000 in the aggregate.

The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining PKF O’Connor Davies, LLP’s independence.

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PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (as set forth in Section 14A of the Securities Exchange Act of 1934, as amended), we are providing our shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that was paid to our named executive officers in 2019 as described in the “Compensation Discussion and Analysis” set forth in this proxy statement, including the compensation tables and the narrative disclosures that accompany those tables.

At the annual meeting of shareholders held on June 12, 2017, the Company’s shareholders approved by their advisory vote the compensation of the named executive officers. The shareholders also expressed a preference that advisory votes on executive compensation occur every three years. Accordingly, a shareholder advisory vote on executive compensation will be held at the 2020 annual meeting of shareholders. We expect that the next advisory vote on executive compensation will occur at the 2023 annual meeting of shareholders. The results of this advisory vote are not binding on the Compensation Committee, the Company or our Board of Directors. Nevertheless, the Board of Directors values input from our shareholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.

Our executive compensation program is designed to attract and retain talented individuals who possess the skills and expertise necessary to lead the Company.

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The following table highlights important aspects of our executive compensation program, which promotes good corporate governance and serves the interests of our shareholders:

Highlights

Cash bonus program for CEO and CFO is tied to objective financial performance goals.

Total executive compensation for our CEO is below the lowest range (25th percentile) for CEOs of companies within the overall REIT industry, as well as those with similar total market capitalizations and numbers of full-time employees, based upon the 2019 NAREIT Compensation Survey.

Robust stock ownership and anti-hedging policy:
● CEO requirement: 6x base salary
● Director guidelines: 3x annual cash fee
● Named Executive Officer guidelines: 2x base salary
● Directors, officers and employees are prohibited from the purchase or sale of puts, calls, options or other derivative securities, and from hedging or monetization transactions, such as forward sale contracts, in which the shareholder continues to own the underlying Company security without all the risks or rewards of ownership.
● All stock option and restricted stock awards to employees vest over a 5-year period, 20% per year, to encourage employee retention and align employees’ interests with those of our shareholders.

Average total Director compensation is approximately 60% of the average total director compensation of Comparable REITs (as defined below).

No excessive perquisites or other benefits

No repricing or buyout of stock options

No excise tax gross-ups

Peer Group

In order to help our shareholders fairly evaluate our executive compensation in light of our relative economic performance, we have selected a peer group of REITs with whom we compete for executive employees, based upon a number of quantitative and qualitative factors including, but not limited to, total market capitalization, industry, enterprise value and TSR history. We have also taken into consideration the peer decisions made by other companies.

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The peer group of comparable REITS (“Comparable REITs”) that we identified are as follows:

Symbol	Company Name	Industry

BRG	Bluerock Residential	Multifamily
BRT	BRT Apartments Corp.	Multifamily
CLDT	Chatham Lodging	Hospitality
CIO	City Office REIT Inc.	Office
CHCT	Community Healthcare	Healthcare
HT	Hersha Hospitality	Hospitality
IRT	Independence Realty Trust Inc.	Multifamily
IRET	Investors Real Estate Trust	Multifamily
APTS	Preferred Apartment Communities	Multifamily
UBA	Urstadt Biddle Properties Inc.	Retail

Pay for Performance: Total Shareholder Return

From 1968 through 2019, UMH has delivered consistent and reliable returns for its shareholders. The Company has been one of the 50 best performing REITs based upon total shareholder return over the past 1, 5 and 10-year periods.1 Over the last five years, it has generated total returns to its shareholders of 121% (24% per annum).

1 Source: KeyBanc “The Leaderboard” publication dated January 3, 2020.

2 REIT index represents RMS, a free float-adjusted market capitalization weighted index that is comprised of equity REITs and is calculated with dividends reinvested on a daily basis.

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Over the same time, the Company has grown its Community Operating Income by 121%, increased its total market capitalization 159% and increased its total site count by 54% to become the 6th largest community operator in the country.

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The following graph demonstrates our total return performance over 1, 3, 5 and 10-year periods, as of December 31, 2019, compared to that of the Comparable REITs and the MSCI US REIT Index (RMS). Total Return Performance reflects stock price appreciation and dividend reinvestment.

Source: S&P Global Market Intelligence

The above graph demonstrates UMH’s strong performance, particularly over the long term. Our business model is to purchase value add communities and make the necessary improvements, resulting in higher occupancy levels and enhanced operating results. It typically takes 2-3 years from the date of purchase before the full potential of these communities can be realized.

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Lesser Pay for Greater Performance

While the Company has outperformed its peers and rewarded its shareholders with its substantial total returns, our Chief Executive Officer’s total compensation was below the lowest range (25th percentile) for CEOs of companies within the overall REIT industry, as well as those with similar total market capitalizations and numbers of full-time employees, based upon the 2019 NAREIT Compensation Survey. Further, our CEO’s total compensation was approximately 25% of the average total compensation of chief executive officers of the Comparable REITs.* Simply put, the Company has outperformed its peers while its Chief Executive Officer has been compensated less.

* The compensation data used for comparison purposes was obtained from the most recent filings for the Comparable REITs.

The Compensation Committee regularly reviews all elements of the compensation paid to our named executive officers. The Committee believes that the Company’s present compensation programs, as presented in the Compensation Discussion and Analysis section and the accompanying tables and related narrative disclosure in this Proxy Statement, promote in the best manner possible, our business objectives while aligning the interests of the named executive officers with our shareholders to ensure continued positive financial results. Our results support this conclusion. By adhering to a business plan that has emphasized manufactured home communities, coupled with a strong balance sheet, the Company has continued to grow and deliver positive results to its shareholders.  The Company is proud of its long-term record of dividends and profitability.  The compensation programs for our named executives are a key ingredient in motivating these executives to continue to deliver such results.

Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as set forth in this Proxy Statement.”

Vote Required:

The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, assuming a quorum is present, is required to approve the advisory resolution approving the compensation of our named executive officers.

Board Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT

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Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has been appointed to implement the Board’s responsibilities relating to the compensation of the Company’s named executive officers. The Committee has the overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. The Committee’s primary objectives include serving as an independent and objective party to review such compensation plans, policies and programs. The Committee has not retained or obtained the advice of a compensation committee consultant for determining or recommending the amount of executive or director compensation.

Throughout this report, the individuals who served during 2019 as the Company’s Chairman of the Board, President and Chief Executive Officer, Vice President and Chief Financial Officer and other Officers included in the Summary Compensation Table presented below in this Proxy Statement are sometimes referred to in this Proxy Statement as the “named executive officers.”

Compensation Philosophy and Objectives

The Committee believes that a well-designed compensation program should align the goals of the President and Chief Executive Officer and other named executive officers with the goals of the shareholders, and that a significant part of each executive’s compensation, over the long term, should be dependent upon the value created for shareholders. In addition, all executives should be held accountable through their compensation for the performance of the Company, and compensation levels should also reflect the executive’s individual performance in an effort to encourage increased individual contributions to the Company’s performance. The compensation philosophy, as reflected in the Company’s employment agreements with its executives and the overall compensation program, is designed to motivate executives to focus on operating results and create long-term shareholder value by:

●	establishing a plan that attracts, retains and motivates executives through compensation that is competitive with a peer group of other publicly-traded real estate investment trusts, or REITs;

●	rewarding executives for individual accomplishments and achievements;

●	linking a portion of executives’ compensation to the achievement of the Company’s business plan by using measurements of the Company’s operating results and shareholder return; and

●	building a pay-for-performance system that encourages and rewards successful initiatives within a team environment.

The salaries and bonuses in the Company’s recently executed executive employment agreements are consistent with the Committee’s philosophy and objectives.

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The Committee believes that each of the above factors is important when determining compensation levels for named executive officers. The Committee reviews and approves the employment contracts for the Chairman of the Board, the President and Chief Executive Officer, and the Vice President and Chief Financial Officer, and reviews and approves the performance goals and objectives applicable to their performance-based compensation. The Committee annually evaluates performance of these executive officers and other named executive officers in light of those goals and objectives. The Committee considers the Company’s performance, relative stockholder return, the total compensation provided to comparable officers at similarly-situated companies, including the Comparable REITs, and compensation given to named executive officers in prior years.

The Company uses the annual Compensation Survey published by NAREIT (the “Survey”) as a guide to setting compensation levels. Participant company data is not presented in a manner that specifically identifies any named individual or company. The Survey details compensation by position type and company size with statistical salary and bonus information for each position. The sub-sets presented in the Survey used by the Committee for comparison are the residential property sector, entities with less than $1.5 billion in equity market capitalization and entities with more than 300 but less than 750 full-time employees. The Company’s salaries, bonus amounts and long-term compensation awards are compared to the ranges presented for reasonableness. The Committee believes executive compensation packages provided by the Company to its executive officers should include base salaries, annual bonuses and long-term compensation awards that reward corporate and individual performance, as well as give incentives to executives to meet or exceed established goals. As a result, an important portion of the Company’s compensation program is comprised of discretionary bonuses and equity awards as determined by the Committee in recognition of individual accomplishments and achievements, as well as overall Company performance.

Role of Executive Officers in Compensation Decisions

The Committee makes all final compensation decisions for the Company’s named executive officers. The Chairman of the Board and the President and Chief Executive Officer annually review the performance of the other named executive officers and then present their conclusions and recommendations to the Committee with respect to base salary adjustments and annual cash bonus and stock option and restricted stock awards. The Committee exercises its own discretion in modifying any recommended adjustments or awards but does consider the recommendations from management who work closely with the other named executive officers.

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Role of Grants of Stock Options and Restricted Stock in Compensation Analysis

The Committee views the grant of stock options and restricted stock awards as a form of long-term compensation. The Committee believes that such grants promote the Company’s goal of retaining key employees and align the key employee’s interests with those of the Company’s shareholders from a long-term perspective. The number of options or shares of restricted stock granted to each employee is determined by consideration of various factors including, but not limited to, the employee’s contribution, title, responsibilities and years of service. The Committee takes outstanding awards of stock options and restricted stock into account in making its compensation determinations.

Role of Employment Agreements in Determining Executive Compensation

Several of the Company’s currently employed named executive officers are parties to employment agreements. These agreements provide for base salaries, bonuses and customary fringe benefits. The employment agreements also provide for certain severance benefits in the event the named executive officer’s employment is terminated. Such severance benefits are designed to alleviate the financial impact of termination of employment, with the intent of providing for a stable work environment. Other key elements of the Company’s compensation program for the named executive officers are stock options, restricted stock awards and other benefits.  Each of these is addressed separately below.  In determining initial compensation, the Committee considers all elements of a named executive officer’s total compensation package in comparison to current market practices and other benefits. In reviewing and setting compensation for the named executive officers, the Committee takes the terms of the employment agreements into consideration.

Shareholder Advisory Vote

As stated above, one way to determine if the Company’s compensation program reflects the interests of shareholders is through their nonbinding vote. At the Annual Meeting of Shareholders held on June 15, 2017, approximately 91% of votes cast (excluding broker non-votes) were voted in favor of our Say-On-Pay proposal, which we believe affirms our shareholders’ support of our approach to our executive compensation program. At the upcoming Annual Meeting, shareholders will vote on an advisory resolution with respect to the compensation of the named executive officers.

Base Salaries

Base salaries are paid for ongoing performance throughout the year. In order to compete for and retain talented executives who are critical to the Company’s long-term success, the Committee has determined that the base salaries of named executive officers should approximate those of executives of other equity REITs that compete with the Company for employees, investors and business, while also taking into account the named executive officers’ performance and tenure and the Company’s performance relative to its peer companies within the REIT industry using the Survey described above.

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Bonuses

Performance-based Cash Bonus Awards

In addition to the provisions for base salaries under the terms of their employment agreements and discretionary cash bonuses awarded by the Committee in recognition of individual accomplishments and achievements, the President and Chief Executive Officer and the Vice President and Chief Financial Officer are entitled to receive annual cash bonuses for each year during the terms of each respective agreement. Bonuses are measured from the appropriate prior and current year-end audited financial statements as approved by management. As described below, 75% of the Cash and Restricted Stock Bonuses are based on the increase in Normalized Funds from Operations (FFO), which does not include any gains or losses from the stock portfolio.

For the President and Chief Executive Officer:

	Meet	Exceeds	Excels
Normalized FFO Increase of	1%-9.99%	10%-19.99%	>20%

Cash Bonus	$942,000	$1,177,000	$1,412,000

For the Vice President and Chief Financial Officer:

	Meet	Exceeds	Excels
Normalized FFO Increase of	1%-9.99%	10%-19.99%	>20%

Cash Bonus	$754,000	$943,000	$1,131,000

The remaining 25% of the cash bonuses will be at the Compensation Committee’s discretion based on but not limited to Property NOI, growth in acquisitions, same store occupancy, G&A expense management and growth of rental homes.

The Committee also considers discretionary cash bonuses for the other named executive officers. Discretionary cash bonuses awarded to the other named executive officers are based on recommendations made by the President and Chief Executive Officer and Vice President and Chief Financial Officer, which are then considered and approved by the Committee in its discretion. Although long-term performance is rewarded through the issuance of stock options and restricted stock, the Company believes that short-term rewards in the form of cash bonuses to senior executives generally should reflect short-term results and should take into consideration both the profitability and performance of the Company and the performance of the individual, which may include comparing such individual’s performance to the preceding year, reviewing the breadth and nature of the senior executives’ responsibilities and valuing special contributions by each such individual. In evaluating performance of the Company annually for purposes of discretionary cash bonuses, the Committee considers a variety of factors, including, among others, FFO, Normalized FFO, net income, growth in asset size, occupancy and total return to shareholders.

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The Company considers FFO to be an important measure of an equity REIT’s operating performance. We define FFO as net income (loss) attributable to common shareholders, computed in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, and the change in the fair value of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. We compute FFO in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We define Normalized FFO as FFO excluding gains and losses realized on marketable securities investments and certain non-recurring charges. The Company considers FFO and Normalized FFO to be meaningful, additional measures of operating performance primarily because they exclude the assumption that the value of its real estate assets diminishes predictably over time and because industry analysts have accepted these as performance measures.

Other factors considered include the employee’s title and years of service.  The employee’s title generally reflects the employee’s responsibilities and the employee’s years of service may be considered in determining the level of bonus in comparison to base salary.  The Committee has declined to use specific performance formulas with respect to the other named executive officers, believing that with respect to Company performance, such formulas do not adequately account for many factors, including, among others, the relative performance of the Company compared to its competitors during variations in the economic cycle, and that with respect to individual performance, such formulas are not a substitute for the subjective evaluation by the Committee of a wide range of management and leadership skills of each of the senior executives.

In setting discretionary bonuses for 2019, the Committee considered the performance of the Chairman of the Board, the President and Chief Executive Officer and the Vice President and Chief Financial Officer and received the recommendations from the President and Chief Executive Officer and Vice President and Chief Financial Officer for the discretionary cash bonuses to be awarded to the other named executive officers. The Committee also considered management’s report on the Company’s 2019 achievements in financial performance, strategic growth and financial position, and the role of each named executive officer in delivering these achievements. The factors that were considered included the following progress that was made by the Company during 2019 due to the efforts of management:

●	Increased Rental and Related Income by 13%;
●	Increased Community Net Operating Income (“NOI”) by 10%;
●	Increased Same Property NOI by 6%;
●	Increased Same Property Occupancy by 333 sites or 160 bps over the prior year period from 82.2% to 83.8%;
●	Increased home sales by 14%;
●	Increased our rental home portfolio by 882 homes to approximately 7,400 total rental homes, representing an increase of 14%;
●	Acquired four communities containing approximately 1,500 homesites for a total cost of approximately $56.2 million;
●	Issued and sold 4 million shares of our 6.75% Series C Preferred Stock resulting in net proceeds of approximately $96.7 million;

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●	Raised $31.5 million through our Dividend Reinvestment and Stock Purchase Plan;
●	Completed the financing/refinancing of four of our communities for total proceeds of approximately $44.9 million with a weighted average interest rate of 3.40%, paying off the existing $13.8 million mortgages with a weighted average rate of 5.91%;
●	Reduced the weighted average interest rate on our mortgages payable from 4.3% to 4.1%;
●	Reduced our Net Debt to Total Market Capitalization from 37% to 29%;
●	Increased our total market capitalization to $1.5 billion, representing an increase of 28%; and,
●	Implemented a Preferred Stock At-The-Market Program (“ATM Program”) under which the Company may offer and sell shares of our 6.75% Series C Preferred Stock and/or 6.375% Series D Preferred Stock having an aggregate sales price of up to $100 million. During 2019, we sold approximately 651,000 shares of our Series D Preferred Stock for net proceeds of approximately $15.9 million, after offering expenses. We have sold additional shares of Series D Preferred Stock under the ATM Program during 2020.

After considering the Company’s 2019 achievements in financial performance, strategic growth and financial position, as outlined above, as well as the individual performance of the named executive officers, the Committee established the individual discretionary cash bonuses for the named executive officers based on the Company’s overall performance and the named executive officers’ individual contributions to these accomplishments.

Long-Term Equity Incentive Compensation

Restricted Stock Awards and Stock Options

The employment agreements for the President and Chief Executive Officer and the Vice President and Chief Financial Officer provides for the grant of restricted stock awards, based on the following:

For the President and Chief Executive Officer:

	Meet	Exceeds	Excels
Normalized FFO Increase of	1%-9.99%	10%-19.99%	>20%

Restricted Stock Award	43,800 shares	54,700 shares	65,600 shares

For the Vice President and Chief Financial Officer:

	Meet	Exceeds	Excels
Normalized FFO Increase of	1%-9.99%	10%-19.99%	>20%

Restricted Stock Award	35,000 shares	43,800 shares	52,000 shares

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Annual stock option Awards of up to 50,000 shares shall be granted to the President and Chief Executive Officer and the Vice President and Chief Financial Officer for the achievement of any of the bonus categories and or in combination with the Compensation Committee’s discretion based on, but not limited to, Property NOI, growth in acquisitions, same store occupancy, G&A expense management and growth of rental homes.

All stock options and restricted stock awards granted shall vest over five years, 20% per year, to encourage employee retention and ensure that their interests are aligned with those of the shareholders. Stock options and restricted stock awards to the other named executive officers are based on recommendations made by the President and Chief Executive Officer and Vice President and Chief Financial Officer. In making its decisions, the Committee does not use an established formula or focus on a specific performance target.  The Committee recognizes that often outside forces beyond the control of management, such as economic conditions, changing real estate markets and other factors, may contribute to less favorable near term results even when sound strategic decisions have been made by the senior executives to position the Company for longer term profitability. Thus, the Committee also attempts to identify whether the senior executives are exercising the kind of judgment and making the types of decisions that will lead to future growth and enhanced asset value, even if the same are difficult to measure on a current basis. For example, in determining appropriate stock option and restricted stock awards, the Compensation Committee considers, among other matters, whether the senior executives have executed strategies that will provide adequate funding or appropriate borrowing capacity for future growth, whether acquisition strategies have been developed to ensure a future stream of reliable and increasing revenues for the Company, whether the selection of properties evidence appropriate risk management, including risks associated with real estate markets, and whether the administration of staff size and compensation appropriately balances the current and projected operating requirements of the Company with the need to effectively control overhead costs, while continuing to grow the Company.

In 2019, the Compensation Committee received the recommendations from the President and Chief Executive Officer and the Vice President and Chief Financial Officer for the number of options or shares of restricted stock to be awarded.

After considering the recommendations of the President and Chief Executive Officer and the Vice President and Chief Financial Officer and the achievements made by the Company as described above, the Committee allocated the individual awards to the named executive officers based on the named executive officers’ individual contributions to these accomplishments. Other factors considered in this allocation included the named executive officers’ responsibilities and years of service, total compensation and the executive compensation set forth in the Compensation Survey described above and of the Comparable REITs.

Other Personal Benefits

The Company’s named executive officers who are subject to employment agreements are provided with other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of other personal benefits provided to the named executive officers.

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The named executive officers who are subject to employment agreements are provided the following benefits under the terms of their employment agreements: an allotted number of paid vacation weeks; eligibility for the executives, spouses and dependents in all Company sponsored employee benefits plans, including 401(k) plan, group health, accident, and life insurance, on such terms no less favorable than applicable to any other executive; use of an automobile; and, supplemental disability insurance, at the Company’s cost, as agreed to by the Company and the named executive officer. Attributed costs of the personal benefits described above for the named executive officers for the year ended December 31, 2019, are included in “All Other Compensation” of the Summary Compensation Table provided below in this Proxy Statement.

Payments upon Termination or Change in Control

In addition, the named executive officers’ employment agreements each contain provisions relating to change in control events and severance upon termination for events other than for cause or good reason (as defined under the terms of the employment agreements). These change in control and severance terms are designed to promote stability and continuity of senior management. Information regarding these provisions is included in “Employment Agreements” provided below in this Proxy Statement. There are no other agreements or arrangements governing change in control payments.

Evaluation

Mr. Eugene Landy is employed under an amended employment agreement with the Company. His base compensation under his amended contract was increased in 2014 to $250,000 per year. Mr. Eugene Landy also received bonuses totaling $34,615 primarily based on performance, including growth of the Company. Additionally, Mr. Eugene Landy received $63,000 in director’s fees and fringe benefits. Mr. Landy was also awarded $50,000 as a retirement benefit and stock options to purchase 100,000 shares of the Company’s stock. This stock option has a grant date fair value of $1.73 per share, for a total grant date fair value of approximately $173,000.

The Committee also reviewed the progress made by Mr. Samuel A. Landy, President and Chief Executive Officer and Ms. Anna T. Chew, Vice President and Chief Financial Officer. Mr. Samuel Landy is employed under an employment agreement with the Company. His base compensation under this contract was $649,000 for 2019. In evaluating Mr. Samuel Landy’s eligibility for annual performance-based and discretionary bonuses, stock options and restricted stock awards, the Compensation Committee used the bonus schedule included in Mr. Samuel Landy’s employment agreement as a guide.

Ms. Chew is employed under an employment agreement with the Company. Her base compensation under this contract was $493,000 for 2019. In evaluating Ms. Chew’s eligibility for annual performance-based and discretionary bonuses, stock options and restricted stock awards, the Compensation Committee used the bonus schedule included in Ms. Chew’s employment agreement as a guide.

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All named executive officers were awarded their respective compensation based on their respective employment agreements and the many contributions that they have made towards the Company’s achievements. The Committee also considered and approved the recommendations of the Chairman of the Board and the President and Chief Executive Officer concerning the other named executives’ annual salaries, bonuses, stock option and restricted stock grants and fringe benefits.

In addition to its determination of the executive’s individual performance levels for 2019, the Committee compared the executive’s total compensation for 2019 to that of similarly-situated personnel in the REIT industry using the Compensation Survey described above, as well as the total compensation of executives of the Comparable REITs. The Company’s salary and bonus amounts were compared to the ranges presented for reasonableness.

Risk Management

The Committee has assessed our compensation program for the purpose of viewing and considering any risks presented by our compensation policies and practices that are likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, annual bonus opportunities, equity compensation and severance arrangements. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to the Committee.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Jeffrey A. Carus (Chairman)

Matthew I. Hirsch

William E. Mitchell

Stephen B. Wolgin

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Summary Compensation Table

The following Summary Compensation Table shows compensation paid by the Company for services rendered during 2019, 2018 and 2017 to the named executive officers. There were no other named executive officers whose aggregate cash compensation exceeded $100,000:

Name and Principal Position	Year	Salary	Bonus (6)	Stock Awards (4) (6)	Option Awards (5)	Non-equity Incentive Plan Compensation (6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total

Eugene W. Landy	2019	$250,000	$34,615	$5,409	$173,000	$-0-	$-0-	$113,000	(1)	$576,024
Chairman of the	2018	250,000	34,615	5,741	204,000	-0-	-0-	107,000	(1)	601,356
Board	2017	250,000	34,615	16,907	184,000	-0-	-0-	107,000	(1)	592,522

Samuel A. Landy	2019	649,000	24,962	5,409	-0-	-0-	-0-	74,000	(2)	753,371
President and Chief	2018	649,000	24,962	917,581	102,000	1,412,000	-0-	67,800	(2)	3,173,343
Executive Officer	2017	488,000	268,769	344,157	169,500	585,600	-0-	67,600	(2)	1,923,626

Anna T. Chew	2019	493,000	18,962	5,409	86,500	-0-	-0-	74,000	(2)	677,871
Vice President and	2018	493,000	18,962	728,541	102,000	1,131,000	-0-	67,800	(2)	2,541,303
Chief Financial Officer	2017	371,000	289,269	278,707	107,500	448,500	-0-	67,600	(2)	1,562,576

Craig Koster	2019	316,250	62,163	-0-	31,800	-0-	-0-	11,000	(3)	421,213
General Counsel and	2018	275,000	60,577	-0-	40,800	-0-	-0-	10,800	(3)	387,177
Secretary	2017	215,000	48,269	-0-	36,800	-0-	-0-	8,851	(3)	308,920

Brett Taft	2019	270,250	70,394	-0-	63,600	-0-	-0-	11,000	(3)	415,244
Vice President and	2018	235,000	69,038	-0-	40,800	-0-	-0-	10,800	(3)	355,638
Chief Operating Officer	2017	172,000	66,615	-0-	36,800	-0-	-0-	8,764	(3)	284,179

(1)	Represents Director’s annual board cash retainer of $45,000, $41,000 and $41,000 for 2019, 2018 and 2017, respectively, Director’s meeting fees of $18,000, $16,000 and $16,000 for 2019, 2018 and 2017, respectively, and additional retirement benefit of $50,000 in 2019, 2018 and 2017, respectively.

(2)	Represents Director’s annual board cash retainer of $45,000, $41,000 and $41,000 for 2019, 2018 and 2017, respectively, Director’s meeting fees of $18,000, $16,000 and $16,000 for 2019, 2018 and 2017, respectively, and discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer.

(3)	Represents discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer.

(4)	The grant date fair values were established based on the number of shares granted and the share prices as follows: 2019, 1/15/2019- $12.42, 4/2/2019- $13.90, 6/13/2019- $13.38, 10/3/2019- $14.39; 2018, 1/25/2018- $14.16, 3/26/2018- $12.99, 4/2/2018- $13.09, 6/20/2018- $14.77, 9/27/2018- $15.49; and 2017, 4/4/17- $15.04, 9/27/17- $15.37 (see table below for details). Such shares vest over five years.

(5)	The fair value of the stock options granted was established using the Black-Scholes stock option valuation model. See Annual Report on Form 10-K, Note 6 of the Notes to the Consolidated Financial Statements, for assumptions used in the model. The actual value of the options will depend upon the performance of the Company during the period of time the options are outstanding and the price of the Company’s common stock on the date of exercise.

(6)	Includes amounts paid in subsequent year based upon current year’s performance.

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Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation of our other employees. The median of the annual total compensation of all employees (other than our President and Chief Executive Officer) is $37,766 as of December 31, 2019. The President and Chief Executive Officer’s total compensation as an employee for 2019, which includes salary, bonus, stock awards, option awards, non-equity incentive plan compensation and all other compensation as disclosed in the summary compensation table above, was $753,371.

We determined our median employee based on total compensation, which we calculated as annual base pay and the value of annual cash incentives, equity awards and all other compensation paid in 2019. We did not include the CEO, any seasonal employees, contractors or other non-employee workers in our employee population. All of our employees are located in the United States and, therefore, we did not make any cost-of-living adjustments in identifying the median employee. We annualized base pay for any full-time and part-time employees who were employees of the Company as of December 31, 2019.

For 2019, the ratio of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation of our other employees was 20 to 1. Given the different methodologies that various companies use to determine an estimate of their pay ratio, our estimated ratio should not be used as a basis for comparison between companies.

Equity Compensation Plan Information

On June 13, 2013, the shareholders approved and ratified the Company’s 2013 Stock Option and Stock Award Plan authorizing the grant to officers and key employees of options to purchase up to 3,000,000 shares of common stock. The 2013 Plan replaced the Company’s 2003 Stock Option and Award Plan, as amended, which, pursuant to its terms, terminated in 2013. On June 14, 2018, the shareholders approved and ratified an amendment and restatement (and renaming) of the Company’s Amended and Restated 2013 Incentive Award Plan (formerly 2013 Stock Option and Stock Award Plan). The amendment and restatement made two substantive changes: (1) provide an additional 2,000,000 common shares for future grant of option awards, restricted stock awards, or other stock-based awards; and (2) allow for the issuance of other stock-based awards.

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The following table summarizes information, as of December 31, 2019, relating to equity compensation plans of the Company (including individual compensation arrangements) pursuant to which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders	2,636,600	$12.05	1,195,900
Equity Compensation Plans not Approved by Security Holders	N/A	N/A	N/A
Total	2,636,600	$12.05	1,195,900

Grants of Plan-Based Awards

The following table sets forth, for the named executive officers in the Summary Compensation Table, information regarding individual grants of stock options and restricted stock awards made during the year ended December 31, 2019:

Name	Grant Date	Number of Shares of Stock (1)	Number of Shares Underlying Options (2)	Exercise Price of Option Award or Fair Value Per Share at Grant Date of Stock Award	Grant Date Fair Value (3)

Eugene W. Landy	4/02/2019	-0-	100,000	$13.90	$173,000
	1/15/2019	100	-0-	12.42	1,242
	4/02/2019	100	-0-	13.90	1,390
	6/13/2019	100	-0-	13.38	1,338
	10/03/2019	100	-0-	14.39	1,439

Samuel A. Landy	1/15/2019	100	-0-	12.42	1,242
	4/02/2019	65,700	-0-	13.90	913,230
	6/13/2019	100	-0-	13.38	1,338
	10/03/2019	100	-0-	14.39	1,439

Anna T. Chew	4/02/2019	-0-	50,000	13.90	86,500
	1/15/2019	100	-0-	12.42	1,242
	4/02/2019	52,100	-0-	13.90	724,190
	6/13/2019	100	-0-	13.38	1,338
	10/03/2019	100	-0-	14.39	1,439

Craig Koster	1/02/2019	-0-	20,000	11.42	31,800

Brett Taft	1/02/2019	-0-	40,000	11.42	63,600

(1)	Restricted stock awards granted during fiscal year 2019 vest 20% per year over a five-year period, and all dividends earned are reinvested in restricted stock. Unrestricted stock awards of 400 shares to Eugene W. Landy, Samuel A. Landy and Anna T. Chew represents compensation for their service as a director.

(2)	These options are exercisable and vest after 1 year and expire 10 years from grant date.

(3)	The values of the shares underlying options were established using the Black-Scholes stock option valuation model. The following assumptions were used in the model: 1/01/2019: expected volatility of 25.26%; risk-free interest rate of 2.66%; dividend yield of 5.10%; expected life of the options of ten years; and forfeitures of $-0-; 4/02/2019: expected volatility of 23.91%; risk-free interest rate of 2.48%; dividend yield of 5.13%; expected life of the options of ten years; and forfeitures of $-0-. The actual value of the options will depend upon the performance of the Company during the period of time the options are outstanding and the price of the Company’s common stock on the date of exercise. The value of the shares of restricted and unrestricted stock was based on the closing price of the shares on the grant date.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded to our named executive officers, are described above under “Compensation Discussion and Analysis” and below under “Employment Agreements.”

Outstanding Equity Awards at Year-End

The following table sets forth for the named executive officers in the Summary Compensation Table, information regarding stock options and stock awards outstanding at December 31, 2019:

	Option Awards (1)				Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares that have not Vested	Market Value of Shares that have not Vested

Eugene W. Landy					10,412	$163,789
Eugene W. Landy	100,000	-0-	$10.08	06/26/21
Eugene W. Landy	100,000	-0-	$9.85	06/11/22
Eugene W. Landy	100,000	-0-	$9.82	06/24/23
Eugene W. Landy	100,000	-0-	$9.77	04/05/24
Eugene W. Landy	100,000	-0-	$15.04	04/04/27
Eugene W. Landy	100,000	-0-	$13.09	04/02/28
Eugene W. Landy	-0-	100,000	$13.90	04/02/29

Samuel A. Landy					126,176	$1,984,741
Samuel A. Landy	50,000	-0-	$9.82	06/24/23
Samuel A. Landy	50,000	-0-	$9.77	04/05/24
Samuel A. Landy	50,000	-0-	$14.25	01/19/27
Samuel A. Landy	50,000	-0-	$15.04	04/04/27
Samuel A. Landy	50,000	-0-	$13.09	04/02/28

Anna T. Chew					95,228	$1,497,938
Anna T. Chew	20,000	-0-	$10.08	06/26/21
Anna T. Chew	10,000	-0-	$14.25	01/19/27
Anna T. Chew	50,000	-0-	$15.04	04/04/27
Anna T. Chew	50,000	-0-	$13.09	04/02/28
Anna T. Chew	-0-	50,000	$13.90	04/02/29

Craig Koster					-0-	$-0-
Craig Koster	500	-0-	$10.08	06/26/21
Craig Koster	20,000	-0-	$9.77	04/05/24
Craig Koster	20,000	-0-	$15.04	04/04/27
Craig Koster	20,000	-0-	$13.09	04/02/28
Craig Koster	-0-	20,000	$11.42	01/02/29

Brett Taft					-0-	$-0-
Brett Taft	4,000	-0-	$11.29	08/29/20
Brett Taft	10,000	-0-	$10.08	06/26/21
Brett Taft	12,000	-0-	$9.85	06/11/22
Brett Taft	20,000	-0-	$9.77	04/05/24
Brett Taft	20,000	-0-	$15.04	04/04/27
Brett Taft	20,000	-0-	$13.09	04/02/28
Brett Taft	-0-	40,000	$11.42	01/02/29

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(1)	Stock options vest 1 year from the date of grant.

(2)	Restricted stock awards vest over 5 years, 20% per year, from the date of grant. The following is the vesting schedule for the shares that have not yet vested: Mr. Eugene Landy – 5,221 shares, 4,966 shares and 226 shares in 2020, 2021 and 2022, respectively; Mr. Samuel Landy – 37,642 shares, 30,636 shares, 25,120 shares, 19,131 shares, and 13,647 shares in 2020, 2021, 2022, 2023 and 2024 respectively; and Ms. Anna Chew, – 24,710 shares, 24,454 shares, 20,042 shares, 15,205 shares and 10,818 shares in 2020, 2021, 2022, 2023 and 2024, respectively. Market value is based on the closing price of our common stock on December 31, 2019 of $15.73.

Option Exercises and Stock Vested

The following table sets forth summary information concerning option exercises and vesting of stock awards for each of the named executive officers during the year ended December 31, 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)*

Eugene W. Landy	-0-	$-0-	5,157	$71,321
Samuel A. Landy	-0-	-0-	29,906	405,219
Anna T. Chew	50,000	224,800	13,364	185,225
Craig Koster	6,000	35,110	-0-	-0-

* Value realized based on the closing price of the shares on the NYSE as of the date of exercise/vesting.

Employment Agreements

The Company has an Employment Agreement with Mr. Eugene W. Landy, Founder and Chairman of the Board. Under this agreement, Mr. Landy receives an annual base compensation of $250,000 (as amended) plus bonuses and customary fringe benefits, including health insurance, participation in the Company’s 401(k) Plan, stock options, five weeks’ vacation and use of an automobile. Additionally, there may be bonuses voted by the Board of Directors. The Employment Agreement is terminable by either party at any time subject to certain notice requirements. The Employment Agreement provides for aggregate severance payments of $450,000, payable to Mr. Eugene Landy upon the termination of his employment for any reason in increments of $150,000 on severance and $150,000 on the first and second anniversaries of severance. In the event of disability, Mr. Landy’s compensation will continue for a period of three years, payable monthly. In the event of death, Mr. Landy’s designated beneficiary will receive $450,000 ($100,000 thirty days after death and the balance one year after death). The Employment Agreement automatically renews each year for successive one-year periods. On April 14, 2008, the Company executed a Second Amendment to the Employment Agreement with Mr. Landy (the “Second Amendment”).  The Second Amendment provides that in the event of a change in control, Eugene W. Landy shall receive a lump sum payment of $1,200,000, provided the sale price of the Company is at least $16 per share of common stock. A change of control shall be defined as the consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of the Company. This change of control provision shall not apply to any combination between the Company and MREIC. Payment shall be made simultaneously with the closing of the transaction, and only in the event that the transaction closes.

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Effective as of January 1, 2018, the Company and Mr. Samuel A. Landy entered into an amended and restated three-year Employment Agreement. The employment agreement is renewed automatically for a new three-year term as of the first day of each calendar quarter after the effective date unless otherwise terminated. Under the agreement, Mr. Landy is entitled to receive an annual base salary of $649,000 for 2018, $649,000 for 2019 and $649,000 for 2020. For calendar years after 2020, Mr. Landy’s base salary will be set by the Compensation Committee of the Company’s Board of Directors but will be no less than his base salary for the preceding year.  Mr. Landy will be eligible for annual cash bonuses based on the increase in Normalized Funds from Operations (FFO) as specified in the Employment Agreement and determined by the Compensation Committee. Mr. Landy will also be entitled to equity awards of up to 65,600 shares of restricted stock each year based on achievement of performance objectives as set forth in the Employment Agreement.  In addition, Mr. Landy shall be entitled to an Annual Stock Option Award of up to 50,000 shares upon the achievement of any of the bonus categories and/or in combination with the Compensation Committee’s discretion based on but not limited to Property NOI, growth in acquisitions, same store occupancy, G&A expense management and growth of rental homes. If Mr. Landy’s employment is terminated for any reason, either involuntarily or voluntarily, including the death of Mr. Landy or termination for cause, Mr. Landy shall be entitled to the base salary plus bonuses (based upon the amount earned in the prior year) due under the Employment Agreement for the remaining term of the Employment Agreement paid as regular payroll. The Employment Agreement also provides that, upon a change of control of the Company, the Employment Agreement will automatically renew for three years from the date of the change of control.  Additionally or alternatively, if a change of control occurs, Mr. Landy shall have the right to terminate the Employment Agreement and continue to receive the base salary plus any Bonuses and Restricted Stock grants he would have received under the Employment Agreement had he remained employed for the remainder of the Term. In addition, provided that Mr. Landy is actively employed by the Company as of the consummation of a change of control, Mr. Landy shall be entitled to a transaction bonus consistent with the terms of the Company’s Executive Management Transaction Bonus Plan, which shall be approved by the Compensation Committee. The Employment Agreement entitles Mr. Landy to customary fringe benefits, including vacation, life insurance and health benefits, the use of an automobile, and the right to participate in the Company’s 401(k) retirement plan

Effective as of January 1, 2018, the Company and Ms. Anna T. Chew, its Chief Financial Officer, entered into an amended and restated three-year Employment Agreement. The employment agreement is renewed automatically for a new three-year term as of the first day of each calendar quarter after the effective date unless otherwise terminated. Under the agreement, Ms. Chew is entitled to receive an annual base salary of $493,000 for 2018, $493,000 for 2019 and $493,000 for 2020.  For calendar years after 2020, Ms. Chew’s base salary will be set by the Compensation Committee of the Company’s Board of Directors but will be no less than her base salary for the preceding year.  Ms. Chew will be eligible for annual cash bonuses based on the Company’s achievement of certain performance objectives specified in the Employment Agreement as determined by the Compensation Committee.  Ms. Chew will also be entitled to equity awards of up to 52,000 shares of restricted stock each year based on achievement of performance objectives as set forth in the Employment Agreement.  In addition, Ms. Chew shall be entitled to receive an Annual Stock Option Award of up to 50,000 shares upon the achievement of any of the bonus categories and/or in combination with the Compensation Committee’s discretion based on but not limited to Property NOI, growth in acquisitions, same store occupancy, G&A expense management and growth of rental homes. If Ms. Chew’s employment is terminated for any reason, either involuntarily or voluntarily, including the death of Ms. Chew or termination for cause, Ms. Chew shall be entitled to the base salary plus bonuses (based upon the amount earned in the prior year) due under the Employment Agreement for the remaining term of the Employment Agreement paid as regular payroll.  The Employment Agreement also provides that, upon a change of control of the Company, the Employment Agreement will automatically renew for three years from the date of the change of control.  Additionally or alternatively, if a change of control occurs, Ms. Chew shall have the right to terminate the Employment Agreement and continue to receive the base salary plus any Bonuses and Restricted Stock grants she would have received under the Employment Agreement had she remained employed for the remainder of the Term.  In addition, provided that Ms. Chew is actively employed by the Company as of the consummation of a change of control, Ms. Chew shall be entitled to a transaction bonus consistent with the terms of the Company’s Executive Management Transaction Bonus Plan, which shall be approved by the Compensation Committee. The Employment Agreement entitles Ms. Chew to customary fringe benefits, including vacation, life insurance and health benefits, the use of an automobile, and the right to participate in the Company’s 401(k) retirement plan.

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Potential Payments upon Termination of Employment or Change-in-Control

Under the terms of the employment agreements of the named executive officers, such named executive officers are entitled to receive the following estimated payments and benefits upon a termination of employment or voluntary resignation (with or without a change-in-control). These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a termination of employment, or voluntary resignation, were to occur. The table below reflects the amount that could be payable under the various arrangements assuming that the termination of employment had occurred at December 31, 2019.

Each of the employees named in the table below have restricted stock awards and/or stock option awards which are listed in the “Outstanding Equity Awards at Year End” table previously disclosed. Restricted Stock Awards vest upon the termination of an employee due to death or disability. In addition, restricted stock awards vest on the date of an involuntary termination of employment with the Company if the employee has met the definition of Retirement. If the termination of employment is for any other reason, including voluntary resignation, termination not for cause or good reason resignation, termination for cause, or termination not for cause or good reason (after a change in control), the restricted stock awards are forfeited. Regarding the stock option awards, if the termination is for any reason other than a termination for cause, the stock option awards may be exercised until three months after the termination of employment. If the termination is for cause, the stock option awards are forfeited.

	Voluntary Resignation on 12/31/19		Termination Not for Cause or Good Reason on 12/31/19		Termination for Cause on 12/31/19		Termination Not for Cause or Good Reason (After a Change- in-Control) on 12/31/19		Disability or Death on 12/31/19

Eugene W. Landy	$450,000	(1)	$450,000	(1)	$450,000	(1)	$1,650,000	(2)	$750,000	(3)
Samuel A. Landy	5,667,750	(4)	5,667,750	(4)	5,667,750	(4)	5,667,750	(4)	5,667,750	(4)
Anna T. Chew	4,466,000	(4)	4,466,000	(4)	4,466,000	(4)	4,466,000	(4)	4,466,000	(4)

(1)	Consists of severance payments of $450,000, payable $150,000 per year for three years.

(2)	Mr. Landy shall receive a lump-sum payment of $1,200,000 in the event of a change in control, provided that the sale price of the Company is at least $16 per share of common stock. In addition, if Mr. Landy’s employment agreement is terminated, he receives severance payments of $450,000, payable $150,000 per year for three years.

(3)	In the event of a disability, as defined in the agreement, Mr. Landy shall receive disability payments equal to his base salary for a period of three years. He has a death benefit of $450,000 payable to Mr. Landy’s beneficiary.

(4)	The respective employment agreements provide for the base salaries plus bonuses (based upon the amount earned in the prior year) due for the remaining terms of the agreements. The respective employment agreements also provide for death benefits of the same amount.

The Company retains the discretion to compensate any officer upon any future termination of employment or change-in control.

Director Compensation

During 2019, directors received a fixed annual fee of $45,000 plus $4,500 for each Board meeting attended and $600 for each Board phone meeting attended. Directors also received 100 shares of unrestricted stock per quarter. Directors appointed to Board committees receive $1,300 for each committee meeting attended. Effective January 2020, each director will receive 1,000 shares of unrestricted stock annually as of the beginning of the year in lieu of 100 shares quarterly. The table below sets forth a summary of compensation received by the Company’s independent directors for the year ended December 31, 2019:

Director	Annual Board Cash Retainer	Meeting Fees	Committee Fees	Stock Awards (5)	Total Fees

Jeffrey A. Carus (1) (2)	$45,000	$18,000	$8,400	$5,409	$76,809
Matthew I. Hirsch (1) (2) (4)	45,000	18,000	1,300	5,409	69,709
Michael P. Landy	45,000	18,000	-0-	5,409	68,409
Stuart Levy (2) (3)	45,000	18,000	10,400	5,409	78,809
James E. Mitchell	22,500	9,000	3,900	2,632	38,032
William E. Mitchell (1) (3)	22,500	9,000	1,300	2,777	35,577
Kenneth K. Quigley, Jr. (2) (3)	45,000	18,000	5,800	5,409	74,209
Stephen B. Wolgin (1) (3)	46,000	18,000	9,700	5,409	78,109

	$315,000	$126,000	$40,800	$37,863	$519,663

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(1)	Mr. Carus (Chairman of the Compensation Committee), Mr. Hirsch, Mr. W. Mitchell and Mr. Wolgin are the current members of the Compensation Committee.

(2)	Mr. Carus, Mr. Hirsch (Chairman of the Nominating and Corporate Governance Committee), Mr. Levy and Mr. Quigley, Jr. are the current members of the Nominating and Corporate Governance Committee.

(3)	Mr. Levy, Mr. W. Mitchell, Mr. Quigley, Jr. and Mr. Wolgin (Chairman of the Audit Committee) are the current members of the Audit committee.

(4)	Mr. Hirsch is the Presiding Director whose role is to preside over the executive sessions of the non-management directors.

(5)	Represents a grant of 400 shares of unrestricted common stock to each director. The value of the shares of unrestricted stock was based on the closing price of the shares on the grant date.

As of December 31, 2019, the aggregate number of unvested restricted shares of stock held by each director was as follows: Mr. Carus – 933; Mr. Hirsch – 933; Mr. M. Landy – 933; Mr. Levy – 933; Mr. Quigley, Jr. – 678; and Mr. Wolgin – 933.

Mr. Eugene W. Landy, Mr. Samuel A. Landy and Ms. Anna T. Chew are named executive employees of the Company. As such, their director compensation is included in the Summary Compensation Table.

Pension Benefits and Nonqualified Deferred Compensation Plans

Except as provided in the specific agreements previously described, the Company has no pension or other post-retirement plans in effect for Officers, Directors or employees or a nonqualified deferred compensation plan. Payments made during 2019 for Mr. Eugene W. Landy amounted to $50,000. The Company’s employees may elect to participate in the Company’s 401(k) Plan.

Compensation Committee Interlocks and Insider Participation

During 2019, the Compensation Committee consisted of Mr. Carus (Chairman), Mr. Hirsch, Mr. Mitchell and Mr. Wolgin. No member of the Compensation Committee is a current or former officer or employee of the Company. In 2019, none of our executive officers served on the compensation committee of any entity, or board of directors of any entity that did not have a compensation committee, that had one or more of its executive officers serving on our Compensation Committee. The members of the Compensation Committee did not otherwise have any relationships requiring related-party disclosure in the Company’s Proxy Statement.

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COMPARATIVE STOCK PERFORMANCE

The following line graph compares the total return of the Company’s common stock for the last five years to the FTSE NAREIT All Equity REIT’s published by NAREIT and to the S&P 500 Index for the same period. The graph assumes a $100 investment in our common stock and in each of the indexes listed below on December 31, 2014 and the reinvestment of all dividends. The total return reflects stock price appreciation and dividend reinvestment for all three comparative indices. The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. Our stock performance shown in the graph below is not indicative of future stock performance.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no family relationships between any of the Directors or executive officers of the Company, except that Samuel A. Landy, President, Chief Executive Officer and a Director of the Company, and Michael P. Landy, a Director of the Company, are the sons of Eugene W. Landy, the Founder, Chairman of the Board and a Director of the Company.

There are five directors of the Company who are also Directors and shareholders of Monmouth Real Estate Investment Corporation (“MREIC”). The Company holds common stock of MREIC in its securities portfolio. As of December 31, 2019, the Company owns a total of 2,572,613 shares of MREIC common stock, representing 2.6% of the total shares outstanding at December 31, 2019. The Company shares one officer (Chairman of the Board) with MREIC.

No director, executive officer, or any immediate family member of such director or executive officer may enter into any transaction or arrangement with the Company without the prior approval of the Board of Directors. If any such transaction or arrangement is proposed, the Board of Directors will appoint a Business Judgment Committee consisting of independent directors who are also independent of the transaction or arrangement. This Committee will recommend to the Board of Directors approval or disapproval of the transaction or arrangement. In determining whether to approve such a transaction or arrangement, the Business Judgment Committee will take into account, among other factors, whether the transaction was on terms no less favorable to the Company than terms generally available to third parties and the extent of the executive officer’s or director’s involvement in such transaction or arrangement. While the Company does not have specific written standards for approving such related party transactions, such transactions are only approved if it is in the best interest of the Company and its shareholders. Additionally, the Company’s Code of Business Conduct and Ethics, which is presented on the Company’s website at www.umh.reit, requires all directors, officers and employees to notify and report a potential or apparent conflict of interest, in the case of a Director or the principal executive officer, to the Board, in the case of any officer other than the principal executive officer, to the principal executive officer, and, in the case of an employee, to his or her supervisor. Further, to identify related party transactions, the Company submits and requires our directors and executive officers to complete director and officer questionnaires which, among other things, identify any transactions with the Company in which the director, executive officer or their immediate family members have an interest.

Mr. Eugene W. Landy, the Founder and Chairman of the Board of the Company, owns a 24% interest in the entity that is the landlord of the property where the Company’s corporate office space is located. The Company is also responsible for its proportionate share of real estate taxes and common area maintenance. On May 1, 2015, the Company renewed this lease for additional space and an additional seven-year term with monthly lease payments of $14,900 through April 30, 2020 and $15,300 through April 30, 2022. On July 1, 2017, the Company entered into a lease for additional office space adjacent to its existing corporate office space requiring monthly lease payments of $1,275 through April 30, 2020 and $1,310 through April 30, 2022.  On February 14, 2018, the Company entered into a lease for additional office space adjacent to its existing corporate office space requiring monthly lease payments of $1,800 through April 30, 2020 and $1,850 through April 30, 2022. On September 23, 2019, the Company and the landlord mutually agreed to terminate all of its existing lease agreements and enter into a new lease with the landlord for the corporate space that was the subject of the May 1, 2015, lease as well as additional office space directly adjacent to its existing office space, for the period October 1, 2019 through April 20, 2027, with monthly lease payments of $23,098.27. Management believes that the aforesaid rents are no more than what the Company would pay for comparable space elsewhere.

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FINANCIAL INFORMATION

The Company’s Community NOI is calculated as follows (in thousands):

	2019	2018	2017	2016	2015

Rental and Related Income	$128,611	$113,833	$101,801	$90,680	$74,763
Community Operating Expenses	(61,708)	(52,949)	(47,847)	(42,638)	(37,049)

Community NOI	$66,903	$60,884	$53,954	$48,042	$37,714

The following is a reconciliation of our US GAAP Net Income (Loss) Attributable to common Shareholders to our FFO and Normalized FFO (in thousands except footnotes):

	2019	2018	2017	2016	2015

Net Income (Loss) Attributable to Common Shareholders	$2,566	$(56,532)	$(7,679)	$(2,569)	$(6,123)
Depreciation Expense	36,811	31,691	27,558	23,214	18,878
(Gain) Loss on Sales of Investment Property and Equipment	111	131	81	2	80
Acquisition Costs	-0-	-0-	-0-	79	957
Early Extinguishment of Debt (1)	-0-	-0-	-0-	5	475
(Increase) Decrease in Fair Value of Marketable Securities (4)	(14,915)	51,675	-0-	-0-	-0-
Redemption of Preferred Stock	-0-	-0-	3,502	-0-	-0-

Adjustments:
Gain on Sales of Marketable Securities, net	-0-	(20)	(1,748)	(2,285)	(204)
Non- Recurring Other Expense(2)	634	525	-0-	-0-	-0-
Settlement of Memphis Mobile
City Litigation (3)	-0-	-0-	-0-	-0-	125
Normalized FFO Attributable to Common Shareholders	$25,207	$27,470	$21,714	$18,446	$14,188

(1)	Included in Interest Expense on the Consolidated Statements of Income (Loss).
(2)	Consists of utility billing dispute over a prior 10-year period ($375,000), emergency windstorm tree removal expenses in three communities ($179,000) and costs associated with acquisitions not completed ($80,000) in 2019 and one-time payroll expenditures ($525,000) in 2018.
(3)	Included in Community Operating Expenses on the Consolidated Statements of Income (Loss).
(4)	Represents change in unrealized gain (loss) in marketable securities which is included in the Consolidated Statements of Income (Loss) in accordance with ASU 2016-01, adopted January 1, 2018.

51

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s Officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during the year ended December 31, 2019, all Section 16(a) filing requirements applicable to its Officers, Directors and greater than 10% beneficial owners were met, except that on November 12, 2019, Ms. Anna Chew acquired 30,000 shares of common stock through the exercise of a stock option and inadvertently a Form 4 was not filed when due, but was filed on November 22, 2019.

OTHER MATTERS

The Board of Directors knows of no other matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the discretion of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will provide, without charge, to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2019 (as filed with the SEC), including the financial statements and schedules thereto, the Proxy Statement, a form of proxy, or future annual reports and Proxy Statements. All such requests should be directed to our Shareholder Relations Department by: (a) mail at UMH Properties, Inc., Attention: Shareholder Relations, Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728, (b) telephone at (732) 577-9997 or (c) email at ir@umh.com. You can also contact your broker, bank or other nominee to make a similar request.

For directions to the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey, please contact our Shareholders Relations Department by mail, telephone or email.

YOUR PROXY IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.

PLEASE VOTE AS SOON AS POSSIBLE.

52

SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for inclusion in the Proxy Statement for the 2021 Annual Meeting of shareholders may do so by following the procedures in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received at the Company’s principal executive offices by December 31, 2020. Under our current Bylaws, nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by our shareholders at our 2021 Annual Meeting, but not included in the Company’s Proxy Statement, may be made by a person who is a shareholder of record at the time of giving notice by the shareholder and at the time of the Meeting who delivers notice along with the additional information and materials required by our current Bylaws to our Secretary at the principal executive office of the Company not earlier than December 18, 2020 and not later than January 19, 2021. However, in the event that the 2021 Annual Meeting is advanced more than 30 days or delayed by more than 60 days from the first anniversary of the date of the 2020 Annual Meeting, notice by the shareholder to be timely must be received no earlier than the 120th day prior to the date of mailing of the notice for the meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of such meeting is first made.

BY ORDER OF THE BOARD OF DIRECTORS

Eugene W. Landy
Chairman of the Board and Director

Dated: April 17, 2020

Important: Shareholders can help the Company avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly authorizing a proxy. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. You are earnestly requested to authorize your proxy to vote your shares in order that the necessary quorum may be represented at the meeting.

53

UMH PROPERTIES, INC. *3499 ROUTE 9 NORTH, SUITE 3-C* *FREEHOLD, NJ 07728*	**VOTE BY INTERNET - www.proxyvote.com** Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. **ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS** If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. **VOTE BY PHONE - 1-800-690-6903** Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. **VOTE BY MAIL** Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E75697-P19293 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UMH PROPERTIES, INC.

The Board of Directors recommends you vote FOR ALL of the Director Nominees listed below:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of three Class II Directors, each to serve until the 2023 Annual Meeting of Shareholders and until their respective successors are duly elected and qualify.	☐	☐	☐	____________________

Nominees:

01) Jeffrey A. Carus
02) Matthew I. Hirsch
03) Kenneth K. Quigley, Jr.

The Board of Directors recommends you vote FOR Proposal 2:

Each Proposal is a separate and independent Proposal and no Proposal is conditioned upon adoption or approval of any other Proposal.

NOTE: When properly executed, this proxy will be voted in the manner directed herein by the undersigned Shareholder(s). If this proxy is properly executed but no direction is given, the votes entitled to be cast by the undersigned will be cast (i) FOR the election of the three nominees listed above as Directors of the Company; (ii) FOR the ratification of the appointment of PKF O'Connor Davies, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020; (iii) to adopt an advisory resolution approving the compensation of the Company's named executive officers, as more fully described in the Proxy Statement and (iv) in the discretion of the proxy holders on any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2019 Annual Report are available at www.proxyvote.com.

E75698-P19293

UMH PROPERTIES, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
June 11, 2020 4:00 p.m. Eastern Time
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF UMH PROPERTIES, INC.

The Shareholder of UMH Properties, Inc., a Maryland Corporation (the "Company"), hereby appoints Eugene W. Landy, Anna T. Chew, and Samuel A. Landy, and each or any of them, as proxies of the Shareholder, with full power of substitution in each or any of them to attend the Annual Meeting of Shareholders (the "Meeting") of the Company, to be held at the Company's office at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, on Thursday, June 11, 2020, at 4:00 p.m. Eastern Time, and any postponement or adjournment thereof, to cast on behalf of the Shareholder all votes that the Shareholder is entitled to cast at the Meeting and to otherwise represent the Shareholder at the Meeting with all powers possessed by the Shareholder if personally present at the Meeting.

The Shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Meeting.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side